                                                                       EXHIBIT 1

================================================================================

                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG



                                DANA CORPORATION
                                       AND
                           CERTAIN OF ITS SUBSIDIARIES
                                   AS SELLERS



                                       AND



                          STANDARD MOTOR PRODUCTS, INC.
                                    AS BUYER


          PROVIDING FOR THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
                        DANA'S ENGINE MANAGEMENT BUSINESS





                          Dated as of February 7, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I      PURCHASE AND SALE OF ASSETS.................................................................1

   1.1      Sale and Transfer of Assets....................................................................1

   1.2      Retained Assets................................................................................3

   1.3      Nonassignable Assets; Beneficial Ownership.....................................................4

ARTICLE II     ASSUMPTION OF LIABILITIES...................................................................5

   2.1      Assumed Liabilities............................................................................5

   2.2      Retained Liabilities...........................................................................6

ARTICLE III    PURCHASE PRICE..............................................................................6

   3.1      Purchase Price.................................................................................6

   3.2      Payment of Purchase Price......................................................................6

   3.3      Purchase Price Adjustment......................................................................7

   3.4      Purchase Price Allocation.....................................................................10

ARTICLE IV     CLOSING AND DELIVERIES.....................................................................10

   4.1      Closing.......................................................................................10

   4.2      Deliveries by Sellers.........................................................................10

   4.3      Deliveries by Buyer...........................................................................12

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF SELLERS..................................................13

   5.1      Organization and Standing.....................................................................13

   5.2      Authority, Validity and Effect................................................................13

   5.3      No Conflict; Required Filings and Consents....................................................13

   5.4      Financial Statements..........................................................................14

   5.5      Absence of Certain Changes....................................................................14

   5.6      Acquired Assets...............................................................................15

   5.7      Accounts Receivable...........................................................................15

   5.8      Inventory.....................................................................................15

   5.9      EMG Contracts.................................................................................15

   5.10     Intellectual Property.........................................................................17

   5.11     Real Property.................................................................................17

   5.12     Legal Proceedings.............................................................................18

   5.13     Compliance with Laws..........................................................................18

   5.14     Product Warranty..............................................................................18

   5.15     Product Liability.............................................................................19

   5.16     Employees.....................................................................................19

   5.17     Taxes.........................................................................................19

   5.18     Employee Benefit Plans........................................................................20

   5.19     Environmental Matters.........................................................................20

   5.20     Acquisition for Investment....................................................................21

   5.21     Investment Experience.........................................................................22

   5.22     Accredited Investor...........................................................................22

   5.23     No General Solicitation.......................................................................22

   5.24     No Brokers....................................................................................22

   5.25     Permits.......................................................................................22

   5.26     Necessary Assets..............................................................................22

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER....................................................22

   6.1      Organization and Standing.....................................................................23

   6.2      Authority, Validity and Effect................................................................23

   6.3      Capitalization; Title to Stock................................................................23

   6.4      No Conflict; Required Filings and Consents....................................................23

   6.5      SEC Filings...................................................................................24

   6.6      Absence of Certain Changes....................................................................24

   6.7      Legal Proceedings.............................................................................24

   6.8      Compliance with Laws..........................................................................24

   6.9      Exemption from Registration...................................................................25

   6.10     Financial Ability.............................................................................25

   6.11     No Brokers....................................................................................25

ARTICLE VII    COVENANTS..................................................................................25

   7.1      Interim Operations of the EMG Business........................................................25

   7.2      Preservation of Business......................................................................26

   7.3      Reasonable Access; Confidentiality............................................................26

   7.4      Antitrust Filings.............................................................................27

   7.5      Other Actions.................................................................................28

   7.6      Buyer Financing...............................................................................29

   7.7      Notice of Developments........................................................................29

   7.8      Publicity.....................................................................................29

   7.9      Further Assurances; Subsequent Transfers......................................................29

   7.10     Seller Share Certificates; Seller Note........................................................30

   7.11     Prorations and Post-Closing Receipts..........................................................31

   7.12     Financial Records.............................................................................32

   7.13     Tax Matters...................................................................................32

   7.14     Trademark Transition..........................................................................32

   7.15     Sale of Retained Business Lines...............................................................33

   7.16     Non-Competition...............................................................................33

   7.17     Monthly Financial Statements..................................................................34

   7.18     Title Insurance and Surveys...................................................................34

   7.19     Litigation Support............................................................................35

   7.20     Exclusivity...................................................................................35

   7.21     Accounts Receivable...........................................................................35

   7.22     Seller Designee...............................................................................36

   7.23     Right of First Offer..........................................................................36

   7.24     Information Required for Buyer's Registration Statement.......................................37

   7.25     Tooling at Vendors............................................................................38

ARTICLE VIII   ENVIRONMENTAL MATTERS......................................................................38

   8.1      Site Assessment Environmental Liabilities.....................................................38

   8.2      Environmental Remediation.....................................................................38

   8.3      Environmental Records.........................................................................40

ARTICLE IX     CONDITIONS TO CLOSING......................................................................41

   9.1      Conditions to Obligations of Sellers and Buyer................................................41

   9.2      Conditions to Obligation of Sellers...........................................................41

   9.3      Conditions to Obligation of Buyer.............................................................42

ARTICLE X      SURVIVAL AND INDEMNIFICATION...............................................................43

   10.1     Survival Periods..............................................................................43

   10.2     Indemnification...............................................................................44

   10.3     Indemnification Amounts.......................................................................44

   10.4     Claims........................................................................................45

   10.5     Exclusive Remedy..............................................................................46

   10.6     Tax and Insurance.............................................................................47

ARTICLE XI     EMPLOYEE BENEFIT MATTERS...................................................................47

   11.1     Employment....................................................................................47

   11.2     Compensation and Employee Benefits............................................................47

   11.3     COBRA; Retiree Medical Benefits...............................................................49

   11.4     WARN Act......................................................................................49

   11.5     Non-Active Employees..........................................................................49

ARTICLE XII    TERMINATION................................................................................49

   12.1     Termination...................................................................................49

   12.2     Effect of Termination.........................................................................50

ARTICLE XIII   MISCELLANEOUS..............................................................................51

   13.1     Expenses......................................................................................51

   13.2     Successors and Assigns........................................................................51

   13.3     Third Party Beneficiaries.....................................................................52

   13.4     Notices.......................................................................................52

   13.5     Complete Agreement............................................................................53

   13.6     Captions; References..........................................................................53

   13.7     Amendment.....................................................................................53

   13.8     Waiver........................................................................................53

   13.9     Governing Law.................................................................................53

   13.10    Severability..................................................................................53

   13.11    Updated Disclosure Schedules..................................................................53

   13.12    Submission to Jurisdiction....................................................................54

   13.13    Construction..................................................................................54

   13.14    Counterparts..................................................................................55

                                    EXHIBITS

   Exhibit A         Form of Seller Note
   Exhibit B-1       Form of Patent Assignment
   Exhibit B-2       Form of Trademark Assignment
   Exhibit B-3       Form of Copyright Assignment
   Exhibit C-1       Form of Legal Opinion of Dana Law Department
   Exhibit C-2       Form of Legal Opinion of Counsel to Sellers
   Exhibit D         Form of Legal Opinion of Counsel to Buyer
   Exhibit E-1       EMG Financial Statements
   Exhibit E-2       Pro Forma Balance Sheet
   Exhibit F         Form of Bill of Sale
   Exhibit G         Employees Party to Employee Retention Incentive Agreements
   Exhibit H         Environmental Reports
   Exhibit I         Form of Nashville Sub-Lease
   Exhibit J         Form of Nashville Sub-Sub-Lease
   Exhibit K         Form of Real Estate Lease Assignment
   Exhibit L         Replacement Leases
   Exhibit M         Form of Seller Lease
   Exhibit N         [Intentionally Omitted]
   Exhibit O         [Intentionally Omitted]
   Exhibit P         [Intentionally Omitted]
   Exhibit Q         [Intentionally Omitted]
   Exhibit R         Form of Share Ownership Agreement
   Exhibit S         Specified Accounting Principles
   Exhibit T         Subordination Agreement
   Exhibit U         Form of Beck-Arnley Supply Agreement
   Exhibit V         Form of Canadian Supply Agreement
   Exhibit W         Form of Buyer Transition Services Agreement
   Exhibit X         Form of Sellers Transition Services Agreement
   Exhibit Y         Form of IP License
   Exhibit Z         Form of Branford Access Agreement

                                    APPENDIX

   Appendix A        Definitions


                                    SCHEDULES

   Schedule 1.1(a)   Real Estate Leases
   Schedule 1.1(g)   Certain Acquired Contracts
   Schedule 1.1(i)   Registered Acquired Intellectual Property
   Schedule 1.1(n)   Owned Real Property
   Schedule 1.2(d)   Certain Retained Contracts
   Schedule 1.2(e)   Certain Retained Business Line Assets
   Schedule 1.2(h)   Other Retained Assets

   Schedule 3.3(h)   Accounts Receivables Selection Criteria
   Schedule 3.4      Allocation Schedule
   Schedule 4.2(p)   Consents to be Delivered at Closing by Sellers
   Schedule 4.3(q)   Consents to be Delivered at Closing by Buyer
   Schedule 5.3(a)   Conflicts Exception
   Schedule 5.3(b)   Consents Exception
   Schedule 5.5      Changes Since September 30, 2002
   Schedule 5.6      Liens; Fixed Assets Exceptions
   Schedule 5.8      Inventory Exceptions
   Schedule 5.9(a)   EMG Contracts
   Schedule 5.9(c)   EMG Contract Exceptions
   Schedule 5.9(d)   Powers of Attorney Exceptions
   Schedule 5.10     Intellectual Property Exceptions
   Schedule 5.11     Real Property Exceptions
   Schedule 5.12     Litigation
   Schedule 5.13     Compliance with Laws
   Schedule 5.14     Product Warranty Exceptions; Terms and Conditions of Sale
   Schedule 5.15     Product Liability Exceptions
   Schedule 5.16     EMG Employees
   Schedule 5.17     Pending Tax Claims
   Schedule 5.18(a)  Retiree Benefits
   Schedule 5.19     Environmental Matters
   Schedule 5.25     Non-Transferable Permits
   Schedule 5.26     Necessary Assets Exception
   Schedule 6.4(a)   Conflicts
   Schedule 6.4(b)   Consents
   Schedule 7.1      Interim Operations
   Schedule 11.1     Certain Retained Employees
   Schedule 11.2(b)  Amendment to Reimbursement Agreement
   Schedule 11.5     Certain Non-Active Employees
   Schedule A-1      Branford Rental Properties Description
   Schedule A-2      Permitted Liens
   Schedule A-3      Title Commitments

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 7, 2003, by and among DANA CORPORATION, a Virginia corporation ("DANA"), AUTOMOTIVE CONTROLS CORP., a Connecticut corporation, BWD AUTOMOTIVE CORPORATION, a Delaware corporation, PACER INDUSTRIES, INC., a Missouri corporation, RISTANCE CORPORATION, an Indiana corporation, ENGINE CONTROLS DISTRIBUTION SERVICES, INC., a Delaware corporation (each a "SELLER" and, collectively, "SELLERS"), and STANDARD MOTOR PRODUCTS, INC., a New York corporation ("BUYER"). Buyer and Sellers are referred to collectively herein as the "PARTIES." Capitalized terms are used herein with the meanings assigned those terms in Appendix A hereto.

                                    RECITALS:

         A. Sellers, by and through Dana's Engine Management Group, have been engaged in the business of manufacturing and distributing certain aftermarket parts for the passenger car and light vehicle markets in the United States.

         B. Buyer desires to purchase from Sellers, upon the terms and subject to the conditions set forth in this Agreement, substantially all of the assets, properties, rights and interests of Sellers in the EMG Business (more particularly identified herein as the Acquired Assets), and Sellers desire to sell the Acquired Assets to Buyer in consideration of certain payments by Buyer and the assumption by Buyer of certain liabilities and obligations of Sellers, on the terms and conditions contained in this Agreement and the other agreements contemplated hereby.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, Sellers and Buyer hereby agree as follows:


                                   ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 SALE AND TRANSFER OF ASSETS. At the Closing and effective as of the Closing Date, Sellers shall, and shall cause their Affiliates to, sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers and such Affiliates, subject only to Permitted Liens, all right, title and interest of Sellers and such Affiliates in and to all of the assets and properties owned, used, occupied or held by or for the benefit of Sellers and such Affiliates primarily in the operation of, or otherwise relating primarily to, the EMG Business, excluding only the Retained Assets (the "ACQUIRED ASSETS"), which Acquired Assets include, by way of example and not limitation, the following:

                  (a) Leased Real Property. All of Sellers' right, title and interest in, to and under the leases listed on Schedule 1.1(a) (the "REAL ESTATE LEASES") and, to the extent covered by such leases, any and all buildings, structures, improvements and fixtures located on the real property covered by such leases.

                  (b) Fixed Assets. All of Sellers' right, title and interest in the machinery and equipment, furniture, automobiles, trucks, tractors, trailers, tools, jigs, dies and other tangible personal property used primarily in the EMG Business (the "FIXED ASSETS").

                  (c) Inventory. All inventories and supplies of raw materials, work-in-process, finished goods, spare parts, supplies, storeroom contents and other inventoried items owned or held by or on behalf of Sellers relating primarily to the EMG Business.

                  (d) Lockbox. Sellers' lockbox number 93307 with Bank One, N.A., but excluding the account number currently associated with such lockbox number (the "FRANKLIN PARK LOCKBOX").

                  (e) Accounts Receivable. All trade accounts receivable of the EMG Business and of the portion of the Retained Business Lines relating to fuel pumps and water pumps, other than those retained under Section 1.2(b) (the "ACCOUNTS RECEIVABLE").

                  (f) Prepaid Amounts. All deposits and prepayments, to the extent related to the EMG Business.

                  (g) Contracts. All rights and incidents of interest of, and benefits accruing to, Sellers in and to or arising out of all Contracts entered into by any Seller, but only to the extent such Contracts relate to the EMG Business (the "ACQUIRED CONTRACTS"), including the Contracts listed on Schedule 1.1(g).

                  (h) Purchase Orders. All open purchase and sales orders, but only to the extent such Contracts relate to the EMG Business (the "PURCHASE ORDERS").

                  (i) Intellectual Property. All Intellectual Property owned or used by a Seller in connection with the EMG Business (the "ACQUIRED INTELLECTUAL PROPERTY"), including the registered Intellectual Property and the trade names and brand names listed on Schedule 1.1(i), and all rights thereunder, remedies against infringement thereof, and rights to protection of interests therein.

                  (j) Permits. To the extent transferable under applicable Law, all franchises, registrations, certificates, variances, permits, licenses, authorizations, approvals and similar rights obtained, issued or granted to any Seller by any Governmental Authority related primarily to the EMG Business (the "PERMITS").

                  (k) Books and Records. All books and records (or true and correct copies thereof), including all computerized books and records and all Contracts, files, documents, lists, plats, correspondence, architectural plans, drawings and specifications, invoices, forms, customer records, promotional and advertising materials, technical data, operating records, operating manuals, instructional documents, employee files (to the extent permitted under applicable Law) and other printed or written materials, in each case, to the extent related to the EMG Business.

                  (l) Warranties. All rights under or pursuant to all warranties, representations and guarantees, whether express or implied, made by suppliers, manufacturers, contractors and other third parties with respect to any of the Acquired Assets.

                  (m) Claims and Causes of Action. All claims, defenses, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment related to the EMG Business or the Acquired Assets or Assumed Liabilities, excluding, however, any claims or rights under the insurance policies described in Section 1.2(i) and excluding any of the foregoing that relate to any Retained Assets or Retained Liabilities.

                  (n) Real Property. All of Sellers' right, title and interest in and to the real property described on Schedule 1.1(n), and all buildings, structures, improvements, and fixtures located thereon (the "OWNED REAL PROPERTY"), except as otherwise provided in Section 3.3(b).

                  (o) Other Intangible Assets. The EMG Business as carried on and conducted by Sellers as a going concern, including any and all goodwill and similar intangible assets associated therewith and all customer lists, supplier lists, catalogues, sales brochures and other marketing data.

         1.2 RETAINED ASSETS. Sellers shall retain the following assets only (collectively, the "RETAINED ASSETS") and Buyer will in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any such Retained Assets:

                  (a) Cash and Cash Equivalents. Any cash, cash equivalents, marketable securities, deposit accounts, payroll accounts, lockboxes (other than the Franklin Park Lockbox) and investment accounts of Sellers.

                  (b) Retained Accounts Receivable. All trade accounts receivable owed to a Seller by any other Seller or by any Affiliate of any Seller and all trade accounts receivable of the EMG Business that have been sold to Dana Asset Funding L.L.C. on or prior to December 31, 2002.

                  (c) Retained Real Property. All right, title and interest of any Seller in (i) any Owned Real Property retained by Sellers and leased to Buyer pursuant to Section 3.3(b) and (ii) the Branford Rental Properties.

                  (d) Contracts. All Contracts of Sellers other than those described in Sections 1.1(a), 1.1(g) and 1.1(h), including those Contracts listed on Schedule 1.2(d).

                  (e) Retained Business Lines. All right, title and interests of any Seller in and to the Retained Business Lines and all buildings, land, inventory, machinery, equipment and other assets used primarily in the Retained Business Lines, including, without limitation, those listed on Schedule 1.2(e).

                  (f) Former EMG Facilities. All right, title and interests of any Seller in the buildings, land, machinery and equipment and other personal property located at the Former EMG Facilities.

                  (g) Other Assets. All assets not used primarily in the EMG Business and all assets of Sellers exclusively used in businesses of Sellers other than the EMG Business, including all rights (beyond those provided to Buyer under Section 7.14) to the Dana name or any derivation thereof.

                  (h) Other Retained Assets. The assets identified on Schedule 1.2(h).


                  (i) Insurance Policies. All insurance policies of Sellers and their Affiliates and all rights, including any prepayments or deposits, thereunder.

                  (j) Employee Benefits Plans. All Seller Benefit Arrangements and all Seller ERISA Plans.

                  (k) Retained Records. All books, records and other data that relate to the Retained Assets or the Retained Liabilities and all books, records and other data that Sellers are required by Law to retain.

                  (l) Tax Refunds. All rights or claims to refunds or credits relating to Taxes paid by any Sellers.

         1.3      NONASSIGNABLE ASSETS; BENEFICIAL OWNERSHIP.

                  (a) Notwithstanding any provision in this Agreement to the contrary, this Article I does not constitute an agreement to assign, transfer or convey any of the Acquired Assets that are not capable of being validly sold, assigned, transferred or conveyed without the Consent of any third party and which Consent is not obtained on or prior to the Closing Date (a "NONASSIGNABLE ASSET").

                  (b) Subject to Section 7.9(b) hereof, to the extent that any conveyances, assignments, transfers and deliveries contemplated by this Agreement have not occurred as of the Closing Date, Sellers and Buyer shall cooperate to effect such action as promptly thereafter as is practicable. Notwithstanding the foregoing, neither Sellers nor Buyer will be liable in any manner to any Person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Agreement to be consummated on or subsequent to the Closing Date. Whether or not all of the Acquired Assets or the Assumed Liabilities have been legally transferred to or assumed by Buyer as of the Closing Date, Buyer will have, and will be deemed to have acquired, complete and sole beneficial ownership over all of the Acquired Assets, including any Nonassignable Assets, together with all of Sellers' rights, powers and privileges incident thereto, and Buyer will be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities and all of Sellers' Liabilities, duties, obligations and responsibilities incident thereto.

                  (c) Nothing in this Section 1.3 shall be construed to waive or modify any right of Buyer to require a Consent set forth on Schedule 4.2(p) as a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement.

                                   ARTICLE II
                            ASSUMPTION OF LIABILITIES

         2.1 ASSUMED LIABILITIES. At the Closing and effective as of the Closing Date, on and subject to the terms and conditions of this Agreement, Buyer shall assume and thereafter perform, pay and discharge in accordance with their terms only the following Liabilities of Sellers relating to the EMG Business (collectively, the "ASSUMED LIABILITIES"):

                  (a) Final Net Book Value Statement. All Liabilities reflected on the Final Net Book Value Statement.

                  (b) Real Estate Leases. All Liabilities arising under the Real Estate Leases.

                  (c) Trade Payables. All Liabilities for trade accounts payable of the EMG Business and all Liabilities for trade accounts payable, outstanding on the Closing Date, of the portion of the Retained Business Lines relating to fuel pumps and water pumps, to the extent such trade accounts payable are reflected on the Final Net Book Value Statement (the "TRADE PAYABLES").

                  (d) Contracts. All Liabilities arising under the Purchase Orders and the Acquired Contracts.

                  (e) Employment Liabilities. All Liabilities arising out of the employment of the Transferred Employees (including accrued compensation and vacation) except only those Liabilities to be retained by Sellers or paid by Sellers pursuant to Article XI of this Agreement.

                  (f) Workers' Compensation and Other Employee Claims. (i) All Liabilities resulting from workers' compensation claims asserted by any Transferred Employee relating to accidents or incidents occurring on or after the Closing Date, including any occupational disease losses and any recurrences (as distinct from reaggravations) of any prior injuries, (or if such accident or incident is of a recurring or continuing nature that commenced prior to the Closing Date, a pro rata portion of such Liability based on the ratio of the number of days that such Transferred Employee was employed by Buyer while such accident or incident continued to the total number of days that such accident or incident continued), (ii) all Liabilities for claims (other than those arising from such workers' compensation claims) asserted by any Transferred Employee on or after the Closing Date and relating to an event or action that occurs on or after the Closing Date (or if such claim is made prior to December 31, 2004 and such event or action is of a recurring or continuing nature that commenced prior to the Closing Date, a pro rata portion of such Liability based on the ratio of the number of days that such Transferred Employee was employed by Buyer while such event or action continued to the total number of days that such event or action continued), and (iii) all Liabilities for claims (other than those arising from workers' compensation claims) asserted by any Transferred Employee after December 31, 2004 and relating to an event or action that occurred prior to the Closing Date.

                  (g) Warranties and Sales Returns. All Liabilities for product warranties, product recalls, refunds or sales returns, repair or replacement and all performance guarantees and similar obligations, related to products delivered, manufactured or sold or services performed by the EMG Business regardless of whether such Liabilities relate to periods or events occurring before or after the Closing Date.

                  (h) Product Liability. All Liabilities for personal or bodily injury (including death) or property damage relating to any products delivered, manufactured or sold or services performed by the EMG Business, but only to the extent that such injury, death or damage occurs on or after the Closing Date.

         2.2 RETAINED LIABILITIES. All Liabilities of Sellers of any nature, whether known or unknown, contingent or fixed, that are not Assumed Liabilities are "RETAINED LIABILITIES," provided, however, that "RETAINED LIABILITIES" shall not include any Liabilities arising under any Environmental, Health or Safety Requirements or with respect to Environmental Claims or Environmental Costs arising from Environmental Conditions at the Real Property, irrespective of whether such Liability attaches or accrues to Buyer or Sellers in the first instance, other than: (i) any Liability resulting from the transport, disposal or treatment, or the arrangement for transport, disposal or treatment, prior to the Closing Date, to or at any locations other than the Real Property, of any waste or substance (including any hazardous waste, Hazardous Substance or petroleum product); (ii) any off-site Liability resulting from a private Third-Party claim for personal injury, property damage, diminution and/or cleanup costs in connection with any Hazardous Substances which are identified as emanating from the Real Property during the Buyer's Further Investigations and/or Sellers' Further Investigations or during Sellers' remediation; (iii) Liability arising from a private Third-Party claim for personal injury to the extent arising from exposure or alleged exposure to Hazardous Substances at the Real Property prior to the Closing Date, except workers compensation and other employee claims assumed by Buyer pursuant to
Section 2.1(f) above; (iv) the Site Assessment Environmental Liabilities as defined under Section 8.1; (v) all Liabilities for those matters identified on
Schedule 5.19; or (vi) any penalties or fines to the extent arising from Sellers' violations of any affirmative obligation or duty pursuant to Environmental, Health and Safety Requirements.


                                  ARTICLE III
                                 PURCHASE PRICE

         3.1 PURCHASE PRICE. In full consideration for the transfer of the Acquired Assets, Buyer shall pay to Sellers an aggregate amount equal to the lesser of the Closing Net Book Value or $125,000,000, except as otherwise provided in Section 3.3(h) (the "PURCHASE PRICE"), and shall assume the Assumed Liabilities.

         3.2      PAYMENT OF PURCHASE PRICE.

                  (a) On the Closing Date, Buyer shall pay the Estimated Purchase Price (as defined in Section 3.3(b)) to Dana, as agent for Sellers, as follows:

                        (i) Seventy-five percent (75%) of the Estimated Purchase Price in cash by wire transfer of immediately available funds to an account designated by Dana prior to the Closing;

                        (ii) the number of fully paid and non-assessable shares of Buyer's common stock, $2.00 par value (the "COMMON SHARES"), obtained by dividing the amount equal to twelve and one-half percent (12.5%) of the Estimated Purchase Price by the average closing price of the Common Shares on the New York Stock Exchange during the ten trading days immediately preceding the Closing Date (the "PRICE PER SHARE"); the Common Shares to be issued pursuant to this Section 3.2(a)(ii) are herein referred to as the "SELLER SHARES," and the Seller Shares shall be issued to the Seller Designee and held by it pursuant to the terms of the Share Ownership Agreement; and

                        (iii) a promissory note, payable to the Seller Designee and having an original principal amount equal to twelve and one-half percent (12.5%) of the Estimated Purchase Price, substantially in the form of Exhibit A hereto (the "SELLER NOTE").

                  (b)   To the extent that the computation provided for in
Section 3.2(a)(ii) would result in the issuance to the Seller Designee of fractional shares, the number of Seller Shares will be reduced to the next lowest whole number and the cash payment to be made by Buyer under Section 3.2(a)(i) will be increased by an amount equal to the Price Per Share multiplied by such fractional interest.

         3.3      PURCHASE PRICE ADJUSTMENT.

                  (a) As used herein, the term "CLOSING NET BOOK VALUE" means the net book value of the Acquired Assets less the net book value of the Assumed Liabilities as of the close of business on the Closing Date and as such values are determined in accordance with the Specified Accounting Principles and reflected in the Final Net Book Value Statement.

                  (b) On the Business Day immediately preceding the Closing Date, Sellers shall prepare and deliver to Buyer an Estimated Closing Net Book Value Statement determined using the most recent financial statements delivered to Buyer pursuant to Section 7.17 (the "ESTIMATED CLOSING NET BOOK VALUE STATEMENT"). The net book value of the Acquired Assets less the net book value of the Assumed Liabilities as reflected on the Estimated Closing Net Book Value Statement shall be the "ESTIMATED CLOSING NET BOOK VALUE." Buyer shall pay Dana, as agent for Sellers, an aggregate amount equal to the lesser of $125,000,000 or the Estimated Closing Net Book Value (the "ESTIMATED PURCHASE PRICE"), allocated among cash, the Seller Shares and the Seller Note in accordance with the percentages set forth in Section 3.2(a). If the Estimated Closing Net Book Value as determined from the Estimated Closing Net Book Value Statement delivered by Sellers would exceed $125,000,000 (such excess being referred to below as the "ESTIMATED NBV EXCESS"), then there shall be excluded from the Acquired Assets, and included within the Retained Assets, Owned Real Property selected by Dana as agent for the Sellers and having a net book value (determined on the basis of the Estimated Closing Net Book Value Statement) that equals as closely as possible (but is not in any event less than) the Estimated NBV Excess. Such excluded Owned Real Property shall be leased by the applicable Seller pursuant to a Seller Lease. In such event, the Estimated Closing

Net Book Value Statement and the Specified Accounting Principles shall be revised to give effect to the exclusion of such Owned Real Property from the Acquired Assets, and the Estimated Purchase Price shall be determined on the basis of such revised Estimated Closing Net Book Value Statement.

                  (c) Within sixty days after the Closing Date, Sellers shall prepare and deliver to Buyer a statement of the Closing Net Book Value (the "CLOSING NET BOOK VALUE STATEMENT"). The Closing Net Book Value Statement will be prepared in accordance with the Specified Accounting Principles.

                  (d) Buyer shall allow Sellers and Sellers' independent accountants ("SELLERS' ACCOUNTANTS") access during normal business hours to the business, books, records and personnel of the EMG Business to the extent necessary for the preparation of the Closing Net Book Value Statement, and Buyer shall cooperate and direct its personnel and its independent accountants ("BUYER'S ACCOUNTANTS") to cooperate with Sellers and Sellers' Accountants in all reasonable respects to facilitate preparation and delivery of the Closing Net Book Value Statement and in connection with the resolution of any disputes with respect thereto and the determination of the Final Net Book Value Statement. Buyer and its representatives, including Buyer's Accountants, will be entitled to review all work papers, if any, of Sellers' Accountants prepared subsequent to the date hereof and related to the Closing Net Book Value Statement to the extent necessary for Buyer to review the Closing Net Book Value Statement and to resolve any disputes concerning the same.

                  (e) The Closing Net Book Value Statement delivered by Sellers to Buyer will be the Final Net Book Value Statement and will be conclusive and binding on the Parties unless Buyer, within the thirty-day period after the delivery to Buyer of the Closing Net Book Value Statement, notifies Sellers in writing that Buyer disputes any of the amounts set forth therein, specifying the nature of each dispute and the basis therefor (the "DISPUTE NOTICE"); provided, however, that Buyer may deliver a Dispute Notice to Sellers only if Buyer reasonably believes that the Closing Net Book Value Statement contains mathematical errors or has not been prepared in accordance with the Specified Accounting Principles. Sellers and its representatives, including Sellers' Accountants, will be entitled to review all work papers, if any, of Buyer's Accountants prepared subsequent to the date hereof and related to the Closing Net Book Value Statement to the extent necessary for Seller to resolve any disputes concerning the Closing Net Book Value Statement. Failure by Buyer to dispute the amounts reflected in the Closing Net Book Value Statement within such thirty-day period will be deemed by Buyer's acceptance of the Closing Net Book Value Statement as the Final Net Book Value Statement. The Parties shall attempt in good faith to reach agreement resolving all of the disputes set forth in the Dispute Notice within thirty days after the Dispute Notice is delivered by Buyer to Sellers, in which event the Closing Net Book Value Statement, as amended, if necessary, to reflect the resolution of all such disputes, will be the Final Net Book Value Statement and will be conclusive and binding on the Parties. If the Parties are unable to resolve any or all of such disputes within the aforesaid thirty-day period, the Parties will, promptly after the expiration of such time period, submit for resolution all unresolved disputes to a mutually acceptable independent accounting firm (the "DESIGNATED ACCOUNTING ARBITRATOR") as an arbiter for resolution. Promptly, but no later than thirty days after its acceptance of its appointment as Designated Accounting Arbitrator, the Designated

Accounting Arbitrator shall determine, based solely on presentation by Buyer and Sellers and not by independent review, those items in dispute on the Closing Net Book Value Statement and shall render a written report to Buyer and Sellers as to the resolution of each dispute and the resulting calculation of the Final Net Book Value Statement and the Closing Net Book Value. In resolving any disputed item, the Designated Accounting Arbitrator may not assign a value to such item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Designated Accounting Arbitrator will have exclusive jurisdiction over, and resort to the Designated Accounting Arbitrator as provided in this Section 3.3(e) will be the sole recourse and remedy of, the Parties against one another or any other Person (including Sellers' Accountants or Buyer's Accountants) with respect to any disputes arising out of or relating to the Closing Net Book Value Statement and/or the Final Net Book Value Statement. The Designated Accounting Arbitrator's determination will be conclusive and binding on the Parties and will be enforceable in a court of law.

                  (f) Sellers shall pay the fees and expenses of Sellers' Accountants, and Buyer shall pay the fees and expenses of Buyer's Accountants. Buyer and Sellers shall share equally the fees and expenses of the Designated Accounting Arbitrator.

                  (g) As used herein, the term "FINAL NET BOOK VALUE STATEMENT" means (i) the Closing Net Book Value Statement if no Dispute Notice is given by Buyer within the time period set forth in Section 3.3(e); (ii) if the Dispute Notice is timely given and all of the disputed items are resolved by mutual agreement of the Parties, the Closing Net Book Value Statement, as amended, if necessary, to reflect such resolution of all disputes; or (iii) if any or all of the disputed items are submitted to the Designated Accounting Arbitrator for resolution, the Closing Net Book Value Statement, as amended, if necessary, to reflect any resolution of any disputes by mutual agreement of the Parties and the resolution of all other disputes by the Designated Accounting Arbitrator.

                  (h) If the Closing Net Book Value exceeds $125,000,000, then Buyer shall, at its option, (i) pay to Sellers the amount of such excess in cash or (ii) assign to the Seller Designee accounts receivable of the EMG Business, selected on the basis of the criteria set forth on Schedule 3.3(h), in an aggregate amount which equals the amount of such excess. If the Purchase Price is less than the Estimated Purchase Price, then: effective as of the Closing Date, such difference shall be applied to reduce the amount of the cash, the number of Seller Shares, and the principal amount of the Seller Note that were paid or delivered on the Closing Date, such reduction to be made in accordance with the percentages in Section 3.2(a); and in furtherance thereof, Sellers shall pay to Buyer the amount of any reduction in the cash component of the Purchase Price (plus interest thereon at a rate of 5% per annum from the Closing
Date) and shall transfer to Buyer the applicable number of Seller Shares, and Buyer shall issue to the Seller Designee a replacement Seller Note for the reduced principal amount. Alternatively, if the Purchase Price is greater than the Estimated Purchase Price, then: effective as of the Closing Date, such difference shall be applied to increase the amount of the cash, the number of Seller Shares and the principal amount of the Seller Note, such increase to be made in accordance with the percentages set forth in Section 3.2(a); and in furtherance thereof, Buyer shall pay to the Seller Designee the amount of any increase in the cash component of the Purchase Price (plus interest thereon at a rate of 5% per annum from the Closing Date) and shall issue to Seller Designee the applicable number of Seller Shares, and Buyer shall issue to the Seller Designee a replacement Seller Note for the increased principal amount. Seller and Buyer shall make payment, shall transfer or issue such Seller Shares and shall issue such replacement Seller Note within ten (10) Business Days after the date on which the Final Net Book Value Statement is determined. Any such payment of cash shall be made by wire transfer of immediately available funds to an account designated by the payee. To the extent that the adjustments provided for in the foregoing sentences would result in the transfer or issuance of fractional shares, the number of Seller Shares so transferred or issued will be reduced to the next lowest whole number and the Party transferring or issuing such shares shall pay the other Party an amount in cash equal to the Price Per Share multiplied by such fractional interest. Upon receipt from Buyer of a replacement promissory note providing for any such revised principal amount, the Seller Designee shall promptly return the original Seller Note.

         3.4 PURCHASE PRICE ALLOCATION. The Purchase Price, plus the aggregate amount of the Assumed Liabilities included in the amount realized on the sale of Acquired Assets for federal income tax purposes, will be allocated among the Acquired Assets and the non-competition agreement described in Section
7.16 in accordance with the allocation schedule attached hereto as Schedule 3.4. Such schedule shall be adjusted as the parties agree to reflect any adjustment pursuant to Section 3.3(h) to the Purchase Price or to the amount of Assumed Liabilities included in the amount realized on the sale of the Acquired Assets for federal income tax purposes. Unless otherwise required under applicable Law, Buyer and Sellers shall report the purchase and sale of the Acquired Assets on all Tax Returns, including timely filed Internal Revenue Service Forms 8594, in accordance with the allocation shown on such schedule, as adjusted. All allocations made pursuant to this Section 3.4 will be binding upon the Parties and their respective successors and assigns. Neither Buyer nor Seller shall take any position (whether in returns, audits, or otherwise) which is inconsistent with the allocation shown on such schedule.



                                   ARTICLE IV

                            CLOSING AND DELIVERIES

         4.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") is to take place at the offices of Jones, Day, Reavis & Pogue, 222 East 41st Street, New York, New York 10017, at 10:00 a.m. local time on the first Business Day following the satisfaction or waiver of each of the conditions set forth in Article IX (other than those conditions that are to be satisfied at the Closing), or on such other date or at such other time and place or in such other manner as the Parties agree in writing (the "CLOSING DATE"). All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.


         4.2 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following items:

                  (a)   the Nashville Sub-Lease, duly executed by Dana;

                  (b) the Nashville Sub-Sub-Lease, duly executed by the Seller party thereto;

                  (c) the Real Estate Conveyances, each duly executed by the Seller party thereto;

                  (d) the Seller Leases, if any, each duly executed by the Seller party thereto;

                  (e) the Real Estate Lease Assignments, each duly executed by the Seller party thereto;

                  (f)   the Bill of Sale, duly executed by each Seller;

                  (g) such assignments, substantially in the forms of Exhibits B-1, B-2 and B-3 hereto, as are necessary to effectuate the transfer of the Acquired Intellectual Property listed on Schedule 1.1(i) (the "IP ASSIGNMENTS"), each duly executed by the applicable Seller;

                  (h)   the IP Licenses, duly executed by the applicable
Sellers;

                  (i) the Branford Access Agreement, duly executed by the applicable Seller;

                  (j) the Share Ownership Agreement, duly executed by the Seller Designee;

                  (k)   the Subordination Agreement, duly executed by Dana;

                  (l) subject to Section 7.15, the Supply Agreements, each duly executed by the applicable Seller;

                  (m) the Replacement Leases, each duly executed by the Seller party thereto and the lessor party thereto;

                  (n) the Transition Services Agreements, each duly executed by Dana;

                  (o) such other documents, instruments of sale, transfer, conveyance and assignment as Buyer shall reasonably require to vest Sellers' right, title and interest in and to the Acquired Assets in Buyer;

                  (p) evidence satisfactory to Buyer that Sellers have obtained the Consents listed on Schedule 4.2(p);


                  (q) copies of the resolutions of the Board of Directors of each Seller authorizing this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the secretary or other appropriate officer of such Seller;

                  (r) legal opinions from Dana's law department and Dana's outside counsel substantially in the form of Exhibits C-1 and C-2; and

                  (s)   the certificate from Sellers referred to in Section
9.3(c).

         4.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following items:

                  (a) one or more share certificates evidencing the Seller Shares, duly signed by such officers of Buyer as are required by its By-Laws to sign the same;

                  (b)   the Seller Note, duly executed by Buyer;

                  (c)   the Nashville Sub-Lease, duly executed by Buyer;

                  (d)   the Nashville Sub-Sub-Lease, duly executed by Buyer;

                  (e)   the Seller Leases, if any, each duly executed by Buyer;

                  (f) the Real Estate Lease Assignments, each duly executed by Buyer;

                  (g)   the Bill of Sale, duly executed by Buyer;

                  (h)   the IP Assignments, each duly executed by Buyer;

                  (i)   the IP Licenses, duly executed by Buyer;

                  (j)   the Branford Access Agreement, duly executed by Buyer;

                  (k)   the Share Ownership Agreement, duly executed by Buyer;

                  (l) the Subordination Agreement, duly executed by Buyer and Buyer's Lender;

                  (m) subject to Section 7.15, the Supply Agreements, each duly executed by Buyer;

                  (n)   the Replacement Leases, each duly executed by Buyer;

                  (o) the Transition Services Agreements, each duly executed by Buyer;

                  (p) such other documents and instruments as Sellers shall reasonably require to evidence the assumption of the Assumed Liabilities by Buyer;

                  (q) evidence satisfactory to Sellers that Buyer has obtained the Consents listed on Schedule 4.3(q);


                  (r) copies of the resolutions of the Board of Directors of Buyer authorizing this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the secretary or other appropriate officer of Buyer;

                  (s) a legal opinion from Buyer's outside counsel substantially in the form of Exhibit D, and

                  (t)   the certificate from Buyer referred to in Section
9.2(c).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller jointly and severally represents and warrants to Buyer as follows:

         5.1 ORGANIZATION AND STANDING. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each Seller is duly qualified to do business and in good standing in the states of the United States in which the character of the properties owned or leased by it and used by it in the EMG Business or in which the conduct of the EMG Business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect on the EMG Business.

         5.2 AUTHORITY, VALIDITY AND EFFECT. Each Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. Each Seller's execution, delivery and performance of its obligations under this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all required corporate action. This Agreement has been, and each of the Ancillary Agreements will be as of the Closing Date, duly executed and delivered by each Seller party hereto or thereto. This Agreement is, and each Ancillary Agreement will, when so executed and delivered, be, the legal, valid and binding obligation of each Seller party hereto or thereto, enforceable against it in accordance with the terms hereof or thereof, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Neither the execution and delivery by any Seller of this Agreement or any of the Ancillary Agreements, nor the consummation by such Seller of the transactions contemplated herein or therein, nor compliance by such Seller with any of the provisions hereof or thereof, will, except as set forth on Schedule 5.3(a), (i) conflict with or result in a breach of any provision of such Seller's Certificate of Incorporation or By-Laws (or equivalent organizational documents); (ii) conflict with, constitute or result in the breach of any term, condition or provision of, or constitute a default under, result in or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any of the Acquired Assets pursuant to, or require any notice under, any note, bond, mortgage, indenture, Contract or other instrument or obligation to which any Seller is a party or by which the EMG Business is subject, and that, in any such event, would reasonably be expected to have a Material Adverse Effect on the EMG Business; or (iii) subject to receipt of the requisite approvals referred to in Section 5.3(b), violate any Order or Law to which any of the Sellers, the EMG Business or the Acquired Assets are subject.

                  (b) Other than (i) those required under the HSR Act, (ii) those set forth on Schedule 5.3(b), and (iii) where the failure to give such notice, make such filing or receive such Consent would not reasonably be expected to have a Material Adverse Effect on the EMG Business, no notice to, filing with, authorization of, exemption by or Consent of any Person is necessary for the consummation by any Seller of the transactions contemplated in this Agreement and the Ancillary Agreements.

         5.4      FINANCIAL STATEMENTS.

                  (a) Attached hereto as Exhibit E-1 are the following financial statements with respect to the EMG Business and the Retained Business Lines relating to fuel pumps and water pumps (collectively, the "EMG FINANCIAL STATEMENTS"): (i) audited balance sheets as of December 31, 2001 and September 30, 2002 and (ii) results of operations and cash flows for the years ended December 31, 2000 and December 31, 2001 and for the nine-month period ended September 30, 2002. Each of the EMG Financial Statements presents fairly, in all material respects, the financial position of the EMG Business and the Retained Business Lines relating to fuel pumps and water pumps as of the respective date thereof, and the results of operations of the EMG Business and the Retained Business Lines relating to fuel pumps and water pumps for the respective period, all in conformity with GAAP consistently applied during the periods involved as described in Note 1 to the EMG Financial Statements.

                  (b) Attached hereto as Exhibit E-2 is a pro forma unaudited balance sheet as of September 30, 2002 representing the Acquired Assets and the Assumed Liabilities (the "PRO FORMA BALANCE SHEET"), along with a reconciliation to the audited balance sheet in the EMG Financial Statements as of the same date. The Pro Forma Balance Sheet presents the financial position of the EMG Business and the Retained Business Lines relating to fuel pumps and water pumps in accordance with the Specified Accounting Principles. The Final Net Book Value Statement will accurately present all Liabilities for trade accounts payable of the EMG Business and the Retained Business Lines relating to fuel pumps and water pumps in accordance with the Specified Accounting Principles.

         5.5 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5.5, since September 30, 2002, there has not been any Material Adverse Effect on the EMG Business or the Acquired Assets. Without limiting the generality of the foregoing, since September 30, 2002, except as described on Schedule 5.5:

                  (a) no Seller has sold, leased, transferred, or assigned any of the material assets, tangible or intangible, of the EMG Business other than for fair value in the Ordinary Course of Business;

                  (b) no Seller has entered into any Contract or series of related Contracts with respect to the EMG Business outside the Ordinary Course of Business;

                  (c) no party (including a Seller) has accelerated, terminated, modified or cancelled any Contract with respect to the EMG Business involving more than $75,000;

                  (d) no Seller has made any capital expenditure (or series of related capital expenditures) related to the EMG Business involving more than $75,000;

                  (e) no Seller has made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans or acquisitions) with respect to the EMG Business outside the Ordinary Course of Business;

                  (f) no Seller has cancelled, compromised, waived or released any right or claim (or series of related rights or claims) related to the EMG Business outside the Ordinary Course of Business;

                  (e) no Seller has experienced any damage, destruction or loss (whether or not covered by insurance) to any of its material property used in the EMG Business; and

                  (g)   no Seller has committed to any of the foregoing.

         5.6      ACQUIRED ASSETS. Except as disclosed on Schedule 5.6:


                  (a) Sellers have title to, and the unqualified right to use and transfer to Buyer, the Acquired Assets, free and clear of all Liens other than Permitted Liens; and

                  (b) none of the Fixed Assets are subject to, or held under, any security, conditional sales or other title retention Contract or will be located on the Closing Date at any location in which Buyer will not be conveyed an interest under this Agreement or one of the Ancillary Agreements.

         5.7 ACCOUNTS RECEIVABLE. The Accounts Receivable represent sales actually made in the Ordinary Course of Business. The EMG Financial Statements contain, as of their respective dates adequate reserves for uncollectible accounts in accordance with the Specified Accounting Principles.


         5.8 INVENTORY. Except as set forth on Schedule 5.8, and except to the extent of the reserves provided for on the Final Net Book Value Statement, all inventories of goods held by Sellers is of merchantable quality and usable or salable in the ordinary course of the EMG Business.

         5.9      EMG CONTRACTS.

                  (a) Schedule 5.9(a) sets forth a list, as of the date hereof, of the following Contracts regarding the EMG Business (the "EMG CONTRACTS"):

                        (i) Each Contract (or group of related Contracts) to which a Seller is a party requiring payment in excess of $75,000 per year, except those that are terminable at the option of a Seller upon thirty (30) days' notice or less;

                        (ii) Each Contract (including each Purchase Order) covering the lease, purchase or service of tangible personal property to which a Seller is a party requiring payments in excess of $75,000 per year, except those that are terminable at the option of a Seller upon thirty (30) days' notice or less;

                        (iii) Each Contract concerning a partnership or joint venture;

                        (iv) Each Contract under which a Seller has created, incurred, assumed or guaranteed Indebtedness in excess of $75,000 or under which it has imposed a Lien (other than a Permitted Lien) on any of the Acquired Assets;

                        (v) Each management, consulting, employment, severance or similar Contract requiring the payment of compensation to a Transferred Employee in excess of $75,000 annually to which a Seller or any of its Affiliates is a party;

                        (vi) Each Contract under which any amount has been advanced or loaned to any employees of the EMG Business outside the Ordinary Course of Business;

                        (vii)  Each collective bargaining agreement;

                        (viii) Each Contract with any manufacturer's representative, distributor or sales agent;

                        (ix) Each Contract concerning noncompetition or confidentiality;

                        (x)    Each Real Estate Lease;

                        (xi) Each Contract between one Seller and another Seller or any of the Sellers' Affiliates; and

                        (xii) Each license, sublicense, agreement, or other permission which any of the Sellers has granted to any third party with respect to any of the Acquired Intellectual Property.

                  (b) Prior to the date hereof, except as otherwise provided in Section 7.3(a), Sellers have delivered to Buyer a correct and complete copy of each of the EMG Contracts (or described to Buyer in writing the material terms of any EMG Contract that is not written).

                  (c) Each of the EMG Contracts is valid, binding and enforceable in accordance with its terms, except as limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether or not considered in a court of law or equity) and is in full force and effect. Except as set forth on Schedule 5.9(c), the transactions contemplated by this Agreement will not give rise to any material breach of, or right of acceleration or termination under, any EMG Contract. To Sellers' Knowledge, there are no existing material defaults under any of the EMG Contracts by any Seller or any other party thereto, and no Seller has received notice of the occurrence of any event that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default under any of the EMG Contracts by any party thereto. To Sellers' Knowledge, except as disclosed to Buyer pursuant to the last sentence of Section 7.2, no party to an EMG Contract or customer of the EMG Business (other than a Seller) has indicated in writing, or orally with respect to any customer Contracts or accounts, an intention to terminate such EMG Contract or customer relationship or, except in accordance with the terms of such

EMG Contract, to cease or materially reduce the purchase of products or services from any Seller thereunder.

                  (d) Except as set forth on Schedule 5.9(d), there are no outstanding powers of attorney executed on behalf of any Seller related to the EMG Business.

         5.10     INTELLECTUAL PROPERTY.

                  (a) Schedule 1.1(i) sets forth, with the title, filing date, issue date, registration or application indicated, as applicable, a complete and correct list of (i) all Acquired Intellectual Property that is registered or pending registration anywhere in the world, including all: (A) patents and patent applications, (B) trademark registrations and applications therefor, (C) internet domain names, and (D) copyright registrations and applications therefore; and (ii) all other trade names, brand names and logos not described under clause (i)(B) of this sentence used in the EMG Business.

                  (b) Except as set forth on Schedule 5.10, there are no Actions instituted, commenced or pending or, to Sellers' Knowledge, threatened in writing, that (i) challenge the rights of any Seller regarding the exclusive ownership or scope of any of the Acquired Intellectual Property or is otherwise adverse to the use, registration, right to use, validity or enforceability of the Acquired Intellectual Property or (ii) asserts that the operation of the EMG Business as conducted by Sellers is or was infringing or otherwise in violation of any Intellectual Property of any other Person. To Sellers' Knowledge, no Person is infringing or otherwise in violation of any of the Acquired Intellectual Property.

                  (c) Schedule 1.1(i) sets forth each item of Acquired Intellectual Property that any Seller uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, or permissions, or have described to the Buyer the material terms of any such item that is not written. No breach or default by any Seller or, to Sellers' Knowledge, any other party thereto exists under any such license, sublicense, agreement or permission.

                  (d) The Acquired Intellectual Property represents all material Intellectual Property necessary for the operation of the EMG Business as conducted by Sellers.

         5.11     REAL PROPERTY.

                  (a) Other than the Real Property, no Seller owns, leases or otherwise uses any real property that is material to the operation of the EMG Business.

                  (b) Except as set forth on Schedule 5.11, none of the Sellers has leased or otherwise granted to any Person the right to use or occupy any Real Property or any portion thereof. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Real Property or any portion thereof or interest therein.

                  (c) To Sellers' Knowledge, all buildings, structures, fixtures, building systems included in the Owned Real Property (the "IMPROVEMENTS") are in adequate condition and repair for the operation of the EMG Business as currently conducted by Sellers. To

Sellers' Knowledge, there are no material structural deficiencies affecting the Improvements and there are no facts or conditions affecting the Improvements that would reasonably be anticipated to interfere in any material respect with the use or occupancy of the Improvements or any material portion thereof in the operation of the EMG Business as currently conducted thereon.

                  (d) All Permits which are required or appropriate to use or occupy the Owned Real Property or operate the EMG Business as currently conducted thereon, have been issued and are in full force and effect. Schedule
5.11 lists all Permits held by the EMG Business and the Sellers with respect to each parcel of Owned Real Property where the failure to hold such Permits would have a Material Adverse Effect on the EMG Business or the Owned Real Property.


                  (e) To Sellers' Knowledge, as of the date hereof, Sellers have not received written notice that their use or occupancy of the Owned Real Property or any material portion thereof or any building or structures thereon, or the operation of the EMG Business as currently conducted thereon, materially violates any zoning Law or constitutes a non-conforming use or structure thereunder.

         5.12 LEGAL PROCEEDINGS. Except as set forth on Schedule 5.12, there are no Actions instituted, commenced or pending, or to Sellers' Knowledge, threatened, against any Seller, or against any property, asset, interest or right of any Seller that would reasonably be expected to have a Material Adverse Effect on the EMG Business or the Acquired Assets if decided adversely or that would restrict the consummation of the transactions under this Agreement and the Ancillary Agreements. No Seller is subject to any Order that would reasonably be expected to have a Material Adverse Effect on the EMG Business or the Acquired Assets. None of the Actions set forth on Schedule 5.12 would reasonably be expected to have a Material Adverse Effect on the EMG Business or the Acquired Assets if decided adversely.

         5.13 COMPLIANCE WITH LAWS. Except (a) with respect to employee benefit matters, the only representations and warranties as to which are made in
Section 5.18, (b) with respect to Environmental Laws, the only representations and warranties as to which are made in Section 5.19, (c) as would not be reasonably expected to have a Material Adverse Effect on the EMG Business, and
(d) as set forth on Schedule 5.13, each Seller (i) is in compliance with, and since July 1, 1998, has been in compliance with, all Laws and Orders applicable to the EMG Business, and (ii) since July 1, 1998 has not received any written notification or communication from any Governmental Authority (A) asserting that such Person is not in compliance with any Law or Order applicable to the EMG Business or (B) threatening to revoke any material Permit necessary for the operation of the EMG Business.

         5.14 PRODUCT WARRANTY. Except as set forth on Schedule 5.14, each product manufactured, sold or delivered by any Seller in connection with the EMG Business has been manufactured, sold or delivered, as the case may be, in conformity with all applicable contractual commitments (including any applicable warranties), and no Seller has any Liability in connection with the EMG Business (and there is no basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, except to the extent of the reserve for product warranty claims set forth on the most recent EMG Financial Statements as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business. No product manufactured, sold or delivered by any Seller in connection with the EMG Business is subject to any guaranty, warranty or other indemnity beyond such Seller's applicable standard terms and conditions of sale. Schedule 5.14 includes copies or complete descriptions of the standard terms and conditions of sale for each Seller in connection with the EMG Business.

         5.15 PRODUCT LIABILITY. Except as set forth on Schedule 5.15, no Seller has manufactured, sold or supplied products or services that are or were or will become in any material respect faulty or defective or that do not comply in any material respect with any warranties or representations expressly or impliedly made by any Seller and, to Seller's Knowledge, there is no basis for any present or future Action arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by such Seller in connection with the EMG Business.

         5.16 EMPLOYEES. Schedule 5.16 lists all employees of Sellers engaged in the EMG Business as of a date within thirty days of the date hereof (other than employees who are employed primarily in a Retained Business Line or who provide administrative or support services to the EMG Business and other businesses of Sellers) and, with respect to each such employee, his or her position, the date on which he or she became employed (or has been deemed by Sellers to have become employed) by Sellers and, as applicable, his or her annual salary or hourly wage. Except as set forth on Schedule 5.16, other than the Sellers, no Subsidiary of Dana employs any Person who is engaged primarily in the EMG Business. No Seller is a party to or bound by any collective bargaining agreement that covers the employees of the EMG Business. Except as set forth on Schedule 5.16, since January 1, 2001, no Seller has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes relating to employees of the EMG Business. Except as set forth on Schedule 5.16, to Sellers' Knowledge, there has not been, since January 1, 2001, any organizational effort made or threatened by or on behalf of any labor union with respect to employees of any Seller engaged in the EMG Business. With respect to the employees of the EMG Business, each Seller has complied in all material respects with all Laws and Orders which relate to employment or labor, civil rights or equal employment opportunity, including, without limitation, the Americans with Disabilities Act. Except as set forth on Schedule 5.12, no Seller has received any written notice or otherwise has knowledge that any employee of the EMG Business has threatened any Action or made any claim against any Seller alleging any violation of such Laws and Orders or otherwise seeking to impose any material Liability on any Seller in respect of such employee's employment with any Seller. To Sellers' Knowledge, there is no basis for any Action or claim.

         5.17 TAXES. Each Seller has filed all Tax Returns required to be filed by it, and has paid (or made adequate provision in the applicable balance sheet for the payment of) all Taxes shown on such returns to be owed by it, except where the failure to file the Tax Returns or to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on the EMG Business or the Acquired Assets, and no claims for additional Taxes for any prior fiscal years are pending except as disclosed on Schedule 5.17. No Seller is a party to any pending Action, nor, to Sellers' Knowledge, is any Action threatened, by any Governmental Authority for the assessment or collection of Taxes.

         5.18     EMPLOYEE BENEFIT PLANS.

                  (a) Each "employee benefit plan," as defined in Section 3(3) of ERISA, maintained, contributed to or required to be contributed to by any Seller or any ERISA Affiliate of any Seller for the benefit of current, former or retired employees of the EMG Business (the "SELLER ERISA PLANS") and each other plan, contract, program or arrangement maintained, contributed to or required to be contributed to by any Seller or any ERISA Affiliate of any Seller for the benefit of current, former or retired employees of the EMG Business (the "SELLER BENEFIT ARRANGEMENTS") complies in all material respects with its terms and all applicable Laws, including ERISA, and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) or termination has occurred with respect to any Seller ERISA Plan under circumstances that present a risk of any material liability to Sellers or a Material Adverse Effect on the EMG Business or could result in the imposition of any Lien on the Acquired Assets. Copies or descriptions of each Seller ERISA Plan and Seller Benefit Arrangement in which current employees of the EMG Business participate have been made available to Buyer for review prior to the date hereof. Except as set forth on Schedule 5.18(a), no Seller or any ERISA Affiliate of any Seller has any obligation to provide medical or life insurance coverage to retired employees under the Seller ERISA Plans, the Seller Benefit Arrangements or any other plan or agreement.

                  (b) No Seller ERISA Plan or any other plan sponsored or contributed to by Sellers or any of their ERISA Affiliates has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived.

                  (c) Neither any Seller nor any ERISA Affiliate of any Seller has completely or partially withdrawn from a "multiemployer plan," as such term is defined in Section (3)(37) of ERISA within the last six years.

         5.19     ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 5.19 or in the Environmental Reports, to the Seller's Knowledge:

                  (a) The Sellers and the EMG Business have been and are currently in compliance with, and have not received any written notice of any potential or actual Liability pursuant to, Environmental, Health, and Safety Requirements, common law or contractual obligation relating to any Hazardous Substances or structure containing Hazardous Substances. There are no conditions or circumstances that would prevent the continued and uninterrupted operation of the EMG Business in compliance with Environmental, Health, and Safety Requirements after the Closing.

                  (b) None of the Real Property has been affected by any Hazardous Substances Contamination or Environmental Condition. There are no Hazardous Substances at, on, in or under any of the Real Property, whether contained in barrels, sumps, tanks, equipment (moveable or fixed) or other containers incorporated into any structure on the Real Property, or in any landfills, surface impoundments, or disposal areas, or otherwise existing thereon, except for such Hazardous Substances as have been or are being handled, stored and disposed of in accordance with applicable Environmental, Health, and Safety Requirements.

                  (c) None of the Sellers, in connection with the EMG Business, has transported or arranged for the disposal or treatment of any Hazardous Substances to or at any off-site property that is not authorized to receive such Hazardous Substances for disposal or treatment under applicable Environmental, Health, and Safety Requirements or any off-site property that is or has been designated for investigation or cleanup on the National Priorities List or any other similar local, provincial, state or federal list.

                  (d) All Environmental Permits necessary for the construction, equipping, ownership, use and uninterrupted operation of the EMG Business or the Real Property have been obtained and are in full force and effect and each Seller is in compliance therewith. Schedule 5.25 hereto contains a complete and accurate list of all Environmental Permits required for the ownership, use and operation of the EMG Business and the Real Property, correct and complete copies of which have been delivered to the Buyer. All Environmental Permits that are required to be transferred to the Buyer in order to allow the Buyer to continue to own, use and operate the EMG Business the Real Property without interruption after the Closing will have been assigned by each Seller to the Buyer at the Closing.

                  (e) None of the Sellers has received written notice of, or are subject to, any Environmental Claim against any Seller in connection with the EMG Business or the Real Property or notice from any Governmental Authority or any other Person related to any actual or threatened Release or the presence of any Environmental Condition at, in, on, under or about the Real Property, or any property adjacent to or within the immediate vicinity of the Real Property, and no Environmental Claims are pending against any of the Sellers with respect to the EMG Business or any of the Real Property.

                  (f) Each Seller has provided to the Buyer all information, including all studies, analyses and test results, in the possession, custody or control of each Seller and its respective Affiliates relating to (i) any Environmental Conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by any Seller or any other Person at any time on any of the Real Property.

                  (g) Each Seller has provided Buyer with complete and accurate copies of all written agreements pursuant to which any third party has promised to indemnify, reimburse or perform any action on behalf of Seller in connection with any Environmental Condition that existed at or originated from any of the Real Property or with respect to the EMG Business on or prior to the Closing Date.

         5.20 ACQUISITION FOR INVESTMENT. Each Seller acknowledges that the Seller Shares and Seller Note have not been registered under the Securities Act or any state securities laws and are being issued hereunder in reliance upon applicable exemptions from such registration for transactions not involving a public offering. The Seller Shares and the Seller Note will be acquired for investment purposes by the Seller Designee as nominee for the Sellers, but not as a nominee or agent for any other Person, and not with a view to the resale or distribution of any part thereof (except as permitted under the Share Ownership Agreement). The Seller Designee and the Sellers have no present intention of selling, granting any participation in or otherwise distributing the Seller Shares or the Seller Note; provided, however, that notwithstanding the foregoing, the Seller Designee may sell the Seller Shares as permitted under the Share Ownership Agreement and the Seller Note as permitted therein.

         5.21 INVESTMENT EXPERIENCE. Each of the Seller Designee and each Seller acknowledges that it can bear the economic risk and lack of liquidity of its investment or beneficial interest in the Seller Shares and the Seller Note. Each of the Seller Designee and each Seller has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Seller Shares and the Seller Note. None of the Seller Designee or any Seller has been organized for the purpose of acquiring the Seller Shares or the Seller Note.

         5.22 ACCREDITED INVESTOR. Each of the Seller Designee and each Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         5.23 NO GENERAL SOLICITATION. Sellers acknowledge that the Seller Shares and Seller Note were not offered to Sellers by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or (b) any seminar or meeting to which Sellers were invited by any of the foregoing means of communication.

         5.24 NO BROKERS. Except for the compensation payable to Credit Suisse First Boston Corporation ("CSFB") in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, which Dana shall pay, no broker, finder or similar agent has been employed by or on behalf of Sellers or Dana, and other than CSFB no Seller has any Liability or obligation to pay any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby.

         5.25 PERMITS. Schedule 5.25 identifies any Permit held by any Seller which is not transferable under applicable law.


         5.26 NECESSARY ASSETS. Except as set forth on Schedule 5.26, no subsidiary or Affiliate of Dana other than one of the Sellers owns, leases, or holds other rights for any asset or property used primarily in the EMG Business; and upon Closing, the Acquired Assets together with Buyer's rights under the Transition Services Agreements, the Seller Leases, and the Supply Agreements will constitute materially all of the assets, property and rights necessary to conduct the EMG Business substantially as currently conducted by the Sellers.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         6.1 ORGANIZATION AND STANDING. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Buyer is duly qualified to do business and in good standing in the states of the United States in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Buyer's business.

         6.2 AUTHORITY, VALIDITY AND EFFECT. Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The Buyer's execution, delivery and performance of its obligations under this Agreement and each of the Ancillary Agreements, and consummation of the transactions contemplated hereby and thereby, have been duly authorized by all required corporate action. This Agreement has been, and each of the Ancillary Agreements will be as of the Closing Date, duly executed and delivered by Buyer. This Agreement is, and each Ancillary Agreement will, when so executed and delivered, be, the legal, valid and binding obligation of Buyer, enforceable against it in accordance with the terms hereof or thereof, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity). No approval by the holders of the Common Shares is required in order for Buyer to execute, deliver and perform its obligations under this Agreement or any of the Ancillary Agreements, including its obligation to deliver the Seller Shares in accordance with the terms hereof.

         6.3 CAPITALIZATION; TITLE TO STOCK. The authorized capital stock of Buyer consists of 30,000,000 shares of common stock, $2.00 par value per share, of which 12,557,009 shares were issued and outstanding as of December 31, 2002. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Seller Shares will be validly authorized and issued, fully paid and nonassessable and will not be issued in violation of preemptive rights. Except as disclosed in the Buyer Reports (including the financial statements included therein): there are no outstanding subscriptions, Contracts, options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for any shares of common stock or any other securities of Buyer, including through the conversion, exchange or exercise of any other right or securities; and there are no stockholder agreements or voting trusts relating to the Common Shares.

         6.4      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Neither the execution and delivery by Buyer of this Agreement or of any of the Ancillary Agreements, nor the consummation by Buyer of the transactions contemplated herein or therein, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Buyer's Articles of Incorporation or By-Laws, (ii) except as set forth on Schedule 6.4(a), conflict with, constitute or result in the breach of any term, condition or provision of, or constitute a default under, result in or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any material property or assets of Buyer pursuant to, or require any notice under, any note, bond, mortgage, indenture, Contract or other instrument or obligation to which Buyer is a party or by which it or any of its material properties or assets may be subject, and that, in any such event, would reasonably be expected to have a Material Adverse Effect on Buyer's business or
(iii) subject to receipt of the requisite approvals referred to in Section 6.4(b), violate any Order or Law to which Buyer or its Subsidiaries or any of their businesses are subject.

                  (b) Other than (i) those required under the HSR Act, (ii) those set forth on Schedule 6.4(b) and (iii) where the failure to give such notice, make such filing or receive such Consent would not reasonably be expected to have a Material Adverse Effect on Buyer's business, no notice to, filing with, authorization of, exemption by or Consent of any Person is necessary for the consummation by Buyer of the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.5 SEC FILINGS. Buyer has filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, together with any amendments, the "BUYER REPORTS"). None of the Buyer Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Buyer Reports, neither Buyer nor any of its Subsidiaries has sustained since the date of the latest financial statements included or incorporated by reference in the Buyer Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or Action or Order of any Governmental Authority. Except as set forth in the Buyer Reports, since the date of such financial statements, there has not been any change in the capital stock or long-term Indebtedness of Buyer (other than changes in the outstanding principal balance of such long-term Indebtedness permitted by the terms thereof described in the Buyer Reports) or any of its Subsidiaries or any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, in or affecting Buyer and its Subsidiaries, taken as a whole.

         6.7 LEGAL PROCEEDINGS. Except as set forth in the Buyer Reports, there are no Actions instituted, commenced or pending, or to Buyer's Knowledge, threatened, against Buyer or any of its Subsidiaries, or against any of their respective properties, assets, interests or rights that would reasonably be expected to have a Material Adverse Effect on the business of Buyer or its Subsidiaries if decided adversely or that would restrict the consummation of the transactions under this Agreement and the Ancillary Agreements. Neither Buyer nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have a Material Adverse Effect on its business.

         6.8 COMPLIANCE WITH LAWS. Except as would not reasonably be expected to have a Material Adverse Effect on its business, or as set forth in the Buyer Reports, each of Buyer and its Subsidiaries (a) is in compliance with, and since January 1, 1999, has been in compliance with, all Laws and Orders applicable to it or its business; and (b) since January 1, 1999, has not received any written notification or communication from any Governmental Authority

(i) asserting that such Person is not in compliance with any Law; or (ii) threatening to revoke any material Permit necessary for the operation of its business.

         6.9 EXEMPTION FROM REGISTRATION. Assuming the accuracy of the representations and warranties made by Sellers and Seller Designee in Section
5.20 through Section 5.23, Buyer is entitled to issue to the Seller Shares and the Seller Note to the Seller Designee pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and under similar exemptions from registration under applicable state securities Laws.

         6.10 FINANCIAL ABILITY. Buyer has delivered to Sellers true and complete copies of the Amended and Restated Credit Agreement by and among Buyer, General Electric Capital Corporation and the other lenders party thereto, in the form anticipated to be executed contemporaneously with this Agreement (together with any other agreements contemplated thereby, the "FINANCING AGREEMENTS"), pursuant to which such lenders have agreed to provide Buyer with debt financing for the transactions contemplated by this Agreement and for other purposes, subject only to the satisfaction of the Financing Conditions. The Financing Agreements have not been modified in any material respect or terminated since they were delivered to Sellers. If the Financing Conditions are satisfied, Buyer will have sufficient funds to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.11 NO BROKERS. Except for the compensation payable to Goldman Sachs ("GOLDMAN") in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, which Buyer shall pay, no broker, finder or similar agent has been employed by or on behalf of Buyer, and no Person with which Buyer has had any dealings or communications of any kind other than Goldman is entitled to any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

                                   ARTICLE VII

                                    COVENANTS

         7.1 INTERIM OPERATIONS OF THE EMG BUSINESS. From the date hereof until the Closing Date, except as contemplated by any other provision of this Agreement or the Ancillary Agreements or as set forth on Schedule 7.1, unless Buyer has previously consented in writing thereto, Sellers shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, and, without limiting the generality of the foregoing, Sellers shall not cause or permit the EMG Business to:

                  (a) incur any Indebtedness in connection with the EMG Business, other than Indebtedness incurred in the Ordinary Course of Business;

                  (b) acquire or dispose of any material property or assets used in the EMG Business or create or permit to exist any Lien on any such property or assets except in the Ordinary Course of Business;

                  (c) enter into any Contracts in connection with the EMG Business, except Contracts made in the Ordinary Course of Business;

                  (d) engage in any transactions with, or enter into any Contracts with, any Affiliates of Sellers in connection with the EMG Business, except for any such transactions or Contracts in the Ordinary Course of Business on terms no less favorable than would be obtained in an arms' length third-party transaction;

                  (e) enter into, adopt, amend or terminate any Contract relating to the compensation of any employee employed in the EMG Business or any severance with respect to an employee that is subject to the Reimbursement Agreement, except to the extent required by Law or any existing Contracts;

                  (f) accelerate the rate of collection of Accounts Receivable other than in the Ordinary Course of Business; or

                  (g) agree to take any of the actions described in Sections 7.1(a) through 7.1(f) above.


         7.2 PRESERVATION OF BUSINESS. From the date hereof until the Closing, each Seller will use commercially reasonable efforts to keep its business and properties relating to the EMG Business substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees relating to the EMG Business, except that Sellers may close or relocate the operations of the EMG Business located at Franklin Park, Illinois and Guilford, Connecticut upon thirty (30) days prior written notice to Buyer, such notice to contain the details of such proposed closure or relocation. Sellers shall provide Buyer prompt written notice of any of the events described in the proviso to the definition of the term "Material Adverse Effect".

         7.3      REASONABLE ACCESS; CONFIDENTIALITY.

                  (a)   From the date hereof until the Closing, Sellers shall
(i) give Buyer and its representatives (including its lenders, underwriters or other financing sources and its consultants preparing the Environmental Reports), upon reasonable written notice to Sellers, access during normal business hours, and in a manner so as not to interfere with the normal business operations of the EMG Business or Sellers, to all assets, properties, books, records (including Tax records), Contracts, documents and personnel relating to the EMG Business; (ii) permit Buyer to make such inspections as it may reasonably require, including, without limitation, the inspections contemplated in subsection (b) of the Section 7.3; and (iii) furnish Buyer during such period with all such information relating to the EMG Business as Buyer may reasonably request. Notwithstanding the foregoing: in no event will Sellers be required to give Buyer access if the nature or timing of such access would interrupt any Seller's normal business operations; and, except as set forth in the next succeeding sentence, Sellers shall not be required to deliver to Buyer copies of any Contracts, or any other information regarding the terms of Sellers' arrangements, with the material customers of the EMG Business, to the extent that Sellers in good faith deem such information to be of a nature that they would not reasonably be expected to provide to a competitor (the "CUSTOMER INFORMATION"). Not later than eighteen (18) days prior to the anticipated Closing Date, Sellers shall provide to representatives of Buyer an opportunity to review copies of any Customer Information not previously provided to Buyer, at 4500 Dorr Street, Toledo, Ohio. Buyer's representatives shall be permitted to make notes regarding such Customer Information but not to remove or retain copies of the Customer Information prior to the Closing Date. Sellers shall make available to Buyer's representatives during such review representatives of Sellers who are familiar with and able to respond to questions about the Customer information.

                  (b) From the date hereof until the Closing, Sellers shall, upon reasonable written notice to Sellers, permit Buyer, during normal business hours, and in a manner so as not to interfere with the normal business operations of the EMG Business or Sellers, to inspect the Acquired Assets and the Retained Assets and Sellers' books and records in order to verify the accuracy of the information with respect thereto set forth in the Disclosure Schedules or on any Exhibit to this Agreement. In the event that Buyer believes that any asset classified as a Retained Asset in the Disclosure Schedules or on an Exhibit has not been properly so classified in accordance with the provisions of Section 1.2, or that any liability classified as an Assumed Liability in the Disclosure Schedules or on an Exhibit has not been properly so classified in accordance with the provisions of Section 2.1, Buyer may notify Dana of such belief in writing. If, after such further discussions as the parties deem necessary or desirable, Dana and Buyer agree that any such assets or liabilities were improperly classified, then Sellers and Buyer shall amend the applicable Disclosure Schedules or Exhibits accordingly.

                  (c) Any information provided to or obtained by Buyer pursuant to Section 7.3(a) above is "EVALUATION MATERIAL" as defined under the Confidentiality Agreement dated January 25, 2002, by and between Dana and Buyer (as amended through the date hereof, the "CONFIDENTIALITY AGREEMENT") and is to be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement.

                  (d) Each Party will be bound by and comply with the provisions of the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

                  (e) Buyer shall indemnify Sellers and hold Sellers and their Related Persons harmless from and against any and all Liabilities for property damage or personal injury suffered or incurred by Sellers or their Related Persons arising out of or resulting from the gross negligence or willful misconduct of Buyer or Buyer's representatives in connection with any inspection or other activities conducted by Buyer or Buyer's representatives pursuant to this Agreement.

         7.4      ANTITRUST FILINGS.

                  (a) Subject to the terms and conditions of this Agreement, the Parties shall use all commercially reasonable efforts to (i) file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within fourteen (14) days after the date hereof; (ii) supply as promptly as practicable any additional information and documentary material that may thereafter be requested pursuant to the HSR Act; and (iii) cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                  (b) In connection with the efforts referenced in Section 7.4(a), each of the Parties shall use all commercially reasonable efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Parties informed in all material respects of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other Parties to review any material communication given to it by, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or in connection with any proceeding by a private party. Each of the Parties shall coordinate and cooperate fully with the other Parties in exchanging such information and providing such assistance as such other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act.

                  (c) If any objections are asserted with respect to the transactions contemplated hereby or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of the HSR Act, each of the Parties shall use all commercially reasonable efforts to resolve such objections or challenge as such Governmental Authority or private party may have to such transactions, including to vacate, lift, reverse or overturn any Order, whether temporary, preliminary or permanent, so as to permit consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (d) Notwithstanding anything in this Section 7.4 to the contrary, Buyer shall not be required to take any action or to agree to any modification of the terms of this Agreement or any Ancillary Agreement in order to cause the expiration or termination of the waiting periods under the HSR Act or to resolve any objection or challenge of any Governmental Authority or a private party if the Buyer determines in its good faith judgment that the effect of such action or modification would be to cause a Material Adverse Effect to Buyer or the EMG Business or to impair materially the value to the Buyer of the EMG Business.

         7.5 OTHER ACTIONS. Subject to the terms and conditions of this Agreement, Sellers and Buyer shall use commercially reasonable efforts to (a) cooperate with each other in making any filings that are required to be made prior to the Closing Date with, and seeking any Consents that are required to be obtained prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (in addition to the filings and Consents contemplated by Section 7.4); and (b) cause the conditions to their respective obligations under this Agreement and the Ancillary Agreements to be fulfilled.

         7.6 BUYER FINANCING. Buyer shall (a) use commercially reasonable efforts to satisfy all of the Financing Conditions, including consummation of the Equity Offering; and (b) provide Sellers such information as they may reasonably request from time to time about the performance by Buyer of its obligations under Section 7.6(a). Buyer shall give Dana reasonable prior notice of any amendment to the Financing Agreements that would modify any of the Financing Conditions applicable to the consummation of the transactions contemplated by this Agreement.

         7.7 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article V and Article VI above. No disclosure by any Party pursuant to this Section 7.7, however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         7.8 PUBLICITY. Sellers and Buyer shall make a joint press release announcing the execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, which release will be acceptable to each of Sellers and Buyer. No other publicity release or announcement concerning the transactions contemplated by this Agreement or the Ancillary Agreements is to be issued by either Party without the advance written consent of such other Party; provided that either Party may make any such release or announcement that is required under applicable Law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use commercially reasonable efforts to advise the other Party prior to making the disclosure).

         7.9 FURTHER ASSURANCES; SUBSEQUENT TRANSFERS.

                  (a) Each Seller and Buyer will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as either of them may reasonably request of the other in order to effectuate the purposes of this Agreement and the Ancillary Agreements and to carry out the terms hereof and thereof. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, at the request of Buyer and without further consideration therefor, Sellers will execute and deliver to Buyer such other instruments of transfer, conveyance, assignment and confirmation and will take such action as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer and to confirm Buyer's title to any Acquired Assets, to put Buyer in actual possession and operating control thereof and to permit Buyer to exercise all rights with respect thereto (including rights with respect to Nonassignable Assets). In addition, at the request of Sellers and without further consideration therefor, Buyer will execute and deliver to Sellers all instruments, undertakings or other documents and will take such other action as Sellers may reasonably deem necessary or desirable in order to cause Buyer to properly assume and discharge the Assumed Liabilities and to relieve Sellers of any Liability with respect thereto and to evidence the same to third parties.

                  (b) Sellers will use commercially reasonable efforts to obtain any Consent required to assign the Nonassignable Assets to Buyer, and Buyer will cooperate in any commercially reasonable manner that Seller requests; provided, however, that neither Sellers nor Buyer will be obligated to pay any consideration (except for de minimis filing fees and other administrative charges) to the third party from whom such Consents are requested; and provided, further, that nothing in this Section shall be construed to waive any requirement that a Consent be obtained as a condition to the Buyer's obligation to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. In the event and to the extent that Sellers and Buyer are unable to obtain any such required Consent through the use of commercially reasonable methods, and if Buyer waives the receipt of such Consent as a condition precedent under Section 9.3, then from and after the Closing Date, unless prohibited by Law or the terms thereof, (i) Sellers will continue to be bound by the terms of such Nonassignable Assets and (ii) Buyer shall pay, perform and discharge fully all the obligations of Sellers thereunder from and after the Closing Date and indemnify Sellers and their Related Persons for all Damages arising out of any failure of such performance by Buyer. Sellers shall, without further consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other considerations received in respect of such performance by Buyer. Sellers shall exercise or exploit its rights and options under all such Nonassignable Assets only as reasonably directed by Buyer and at Buyer's expense. If and when any such Consent is obtained or such Nonassignable Assets otherwise become assignable or able to be novated, Sellers shall promptly assign and novate all its rights and obligations thereunder to Buyer, without payment of further consideration therefor, and Buyer shall, without the payment of any further consideration therefor, assume all such rights and obligations.

         7.10 SELLER SHARE CERTIFICATES; SELLER NOTE.

                  (a) All certificates representing the Seller Shares shall bear the following legend, in addition to any other legends that are necessary to comply with applicable Law:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SUCH SECURITIES, EVIDENCE OF WHICH MAY INCLUDE A WRITTEN OPINION TO THAT EFFECT DELIVERED TO AND SATISFACTORY TO STANDARD MOTOR PRODUCTS, INC. (THE "COMPANY") IN FORM AND SUBSTANCE FROM COUNSEL SATISFACTORY TO THE COMPANY BY REASON OF EXPERIENCE AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

                  THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SHARE OWNERSHIP AGREEMENT DATED AS OF __________ ___, 200_ BY AND BETWEEN [THE SELLER DESIGNEE] AND STANDARD MOTOR PRODUCTS, INC., WHICH CONTAINS CERTAIN RESTRICTIONS ON TRANSFERABILITY OF THE SECURITIES REPRESENTED HEREBY.

                  (b) The Seller Note shall bear the following legend, in addition to any other legends that are necessary to comply with applicable Law:

                  THIS SUBORDINATED PROMISSORY NOTE (THIS "NOTE") AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT DATED AS OF EVEN DATE HEREWITH BY AND AMONG PAYEE, GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT (THE "AGENT"), AND MAKER (THE "SUBORDINATION AGREEMENT").

                  THIS NOTE WAS ORIGINALLY ISSUED ON _________ __, 2003 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME AND REMAINS EFFECTIVE OR UNLESS PAYEE ESTABLISHES TO THE SATISFACTION OF MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                  (c) Each holder desiring to transfer the Seller Note or any Seller Shares first must furnish Buyer with (i) evidence reasonably satisfactory to Buyer, which may include a written opinion satisfactory to Buyer in form and substance and from counsel reasonably satisfactory to the Buyer by reason of experience, to the effect that the holder may transfer the Seller Note or such Seller Shares as desired without registration under the Securities Act and (ii) a written assignment executed by the desired transferee, satisfactory to the Buyer in form and substance, agreeing to be bound by the terms of the Seller Note and the Subordination Agreement or the restrictions on transfer contained herein and in the Share Ownership Agreement, as applicable.

         7.11 PRORATIONS AND POST-CLOSING RECEIPTS.

                  (a) After the Closing Date, Buyer and Sellers will cooperate to make appropriate proration or other allocation (to the extent not reflected in the Final Net Book Value Statement) of real estate Taxes, personal property Taxes, utility expenses, payments under the Real Estate Leases, payroll and payroll-related expenses and any other significant prepaid expenses related to the EMG Business ("APPORTIONABLE EXPENSES"). Such prorations or allocations will be made in accordance with the principle that Apportionable Expenses related to or arising from time periods prior to the Closing Date will be borne by Sellers and Apportionable Expenses related to or arising from time periods including or after the Closing Date will be borne by Buyer.

                  (b) If, following the Closing Date, any Seller or Buyer receives any payment relating to any property of the other party, such payment will remain the property of the respective party and such Seller and Buyer will cooperate to immediately forward such payment to the appropriate party.

         7.12 FINANCIAL RECORDS. For a period of ten years after the Closing Date, Buyer shall not cause or permit the destruction or disposal of financial records (other than Tax records, which are provided for in Section 7.13) relating to periods prior to the Closing Date without first offering to surrender them to Sellers, and Buyer shall allow Sellers and their representatives access to such records during regular business hours.

         7.13 TAX MATTERS. From and after the Closing:

                  (a) Sellers and Buyer shall each (i) provide the other party and shall cause their respective accountants to provide the other party's accountant with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return or the conduct of any audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes related to the EMG Business; (ii) retain and provide the other party and shall cause their respective accountants to provide the other party's accountant any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination; and (iii) provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any such Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer and Sellers shall retain, until the applicable statutes of limitation (including any extensions) prescribed by Law have expired, copies of all Tax Returns, supporting work schedules and other records or information related to the EMG Business that may be relevant to such returns for all Tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same at the cost of such other party.

                  (b) Buyer shall pay any state and local sales, transfer or similar Taxes and all recording costs and fees, however styled or designated, that are required to be paid in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and, to the extent permitted under applicable law, the Buyer, at its own expense, shall prepare and file all necessary Tax Returns and other documentation with respect to all such Taxes, costs and fees.

                  (c) Sellers and Buyer shall provide to each other prompt notice of any audit or similar investigation or proceeding in which the Internal Revenue Service or any other Governmental Authority makes or proposes to make a Tax adjustment to any Tax period affecting the EMG Business ending on or before the Closing Date.

         7.14 TRADEMARK TRANSITION. To the extent that any trade name or trademark of any Seller or any of their Affiliates (other than those included in the Acquired Assets) in any form (the "RETAINED NAMES") appears on any business form, packaging, container, sign, building or other property included in the Acquired Assets, Sellers grant and/or confirm the grant by their Affiliates of a royalty-free license to Buyer to use the Retained Names on such Acquired Assets until removal can be effected or until such materials are used and exhausted; provided, however, that Buyer shall use commercially reasonable efforts to remove the Retained Names from all Acquired Assets in a timely fashion and shall cease, in any event, all use of the Retained Names no later than six months following the Closing Date, and except that Buyer may use the Retained

Names for a period of twelve months following the Closing Date on all existing inventory and packaging included in the Acquired Assets. To the extent that any trade name or trademark included in the Acquired Intellectual Property appears on any inventory, packaging or sales, marketing or promotional materials not conveyed to Buyer under this Agreement, Buyer grants Sellers and their Affiliates a royalty-free license to use such Acquired Intellectual Property on such inventory, packaging or materials for a period of twelve months following the Closing Date.

         7.15 SALE OF RETAINED BUSINESS LINES. Buyer acknowledges that Sellers are in the process of marketing certain of the Retained Business Lines for sale to Persons other than Buyer. If, on or before the Closing Date, Sellers enter into any agreement providing for the sale of all or any portion of the Retained Business Lines, Sellers shall give prompt notice thereof to Buyer, and if any such sale is consummated prior to the Closing Date, neither Buyer nor Sellers will be obligated to enter into the Supply Agreements with respect to the Retained Business Lines (or portion thereof) so divested by Sellers. Between the date hereof and the Closing Date, Sellers shall keep Buyer reasonably apprised of developments related to Buyer's obligation to enter into the Supply Agreements on the Closing Date.

         7.16 NON-COMPETITION.

                  (a) For a period of three years beginning on the Closing Date, Sellers shall not, and shall cause its officers, directors, employees and Affiliates not to,

                           (i) acquire or invest in any business whose operations competes with the EMG Business within the United States;

                           (ii) sell any goods, services or products that compete with the EMG Business within the United States; or

                           (iii) (A) induce or attempt to induce any employee of Buyer to leave the employ of Buyer, or in any way interfere with the relationship between Buyer and any employee thereof; (B) hire directly or through another entity any person who was an employee of Buyer at any time prior to or during the three years from the Closing Date unless such person has approached Sellers without any solicitation or inducement by Sellers or (C) induce or attempt to induce any customer, supplier, licensee or other business relation of the EMG Business to cease doing business with the EMG Business, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the EMG Business.

                  (b) The provisions of Section 7.16(a) do not prohibit Sellers or their Affiliates from (i) acquiring another Person engaged in activities prohibited by Section 7.16(a) if at the time of the acquisition such other Person's sales during its most recently completed fiscal year from activities otherwise prohibited by Section 7.16(a) represents less than fifteen percent (15%) of such Person's consolidated sales for its most recently completed fiscal year (provided, however, that if sales from the prohibited activities represent five percent (5%) or more of such Person's consolidated sales for its most recently completed fiscal year, the Sellers and their affiliates shall dispose of or discontinue the business engaged in such prohibited activities within eighteen months after the consummation of such acquisition), (ii) acquiring up to five percent of the securities of any Person that is engaged in activities prohibited by Section 7.16(a) if the securities of such Person are listed on a national securities exchange or the NASDAQ Automated Quotation System, (iii) selling products manufactured or marketed by the Echlin-Mexicana and CUMSA business lin es to Persons in the United States, or (iii) engaging in any business activity other than the EMG Business in which Sellers or their Affiliates are currently engaged with any Person, including the Retained Business Lines (except that Dana Canada Inc. shall not sell in the United States any goods, services or products that compete with the EMG Business).

                  (c) Sellers shall not, nor shall any of their Affiliates, including, without limitation, Candados Universales de Mexico, S.A. de C.V. ("CUMSA") and Echlin Industrias de Mexico, S.A. de C.V. ("ECHLIN-MEXICANA"), use in North America any of the trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, together with all translations, adaptations, derivations, and combinations thereof, that are Acquired Assets, except as expressly provided in any license from Buyer to Seller with respect to any Acquired Intellectual Property.

                  (d) For a period of three years beginning on the Closing Date, Buyer shall not, and shall cause its officers, directors, employees and Affiliates not to (i) induce or attempt to induce any employee of Sellers to leave the employ of Sellers, or in any way interfere with the relationship between a Seller and any employee thereof or (ii) hire directly or through another entity any person who was an employee of a Seller at any time prior to or during the three years from the Closing Date unless such person has approached Buyer without any solicitation or inducement by Buyer.

                  (e) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.16 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         7.17 MONTHLY FINANCIAL STATEMENTS. Sellers shall deliver to the Buyer, within 45 days after the end of the applicable month, the unaudited monthly balance sheet and income statement for the EMG Business for each month ended prior to the Closing Date, commencing with the month ended December 31, 2002, prepared in a manner consistent with similar unaudited financial information provided to Buyer and, where practical, consistent with the Specified Accounting Principles, except that for the months ending March 31, 2003 and June 30, 2003, such balance sheet and income statement shall be prepared in accordance with the Specified Accounting Principles and shall be delivered within 60 days after the end of each such month.

         7.18 TITLE INSURANCE AND SURVEYS. Sellers will use commercially reasonable efforts to assist the Buyer in obtaining on or prior to the Closing Date the Title Commitments, Title Policies and Surveys in form and substance as set forth in Article IX of this Agreement, including removing from title any Liens which are not Permitted Liens. Each of the Sellers shall provide the Title Company with any affidavits, indemnities, memoranda or other assurances reasonably requested by the Title Company to issue the Title Policies.

         7.19 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any Action, investigation, charge, claim, or demand by a third party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the EMG Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Article X).

         7.20 EXCLUSIVITY. From the date hereof until the Closing Date, the Sellers will not, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities of any Seller, or any substantial portion of the assets of the EMG Business (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, the provisions of this Section 7.20 shall not apply to any transaction involving the capital stock or voting securities of Dana, or the assets of Dana or any of its Affiliates other than the remaining Sellers, so long after giving effect to any such transaction, Sellers remain obligated to perform their obligations under this Agreement.

         7.21 ACCOUNTS RECEIVABLE.

                  (a) Sellers will execute and deliver, or cause to be executed and delivered, such agreements and instruments and take such other action as Buyer or Buyer's Lender reasonably requests in order to provide that the Accounts Receivable included in the Acquired Assets are conveyed to Buyer free and clear of all Liens arising from or related to the prior securitization of the Accounts Receivable.

                  (b) Sellers shall reimburse Buyer, within thirty (30) days after Buyer's demand, (i) for the amount of all credits, deductions and offsets taken or claimed by account debtors against Pumps Accounts Receivable, or (ii) for the amount of all understatements of Trade Payables of the portion of the Retained Business Lines relating to fuel pumps and water pumps. Buyer will include with its demand for payment copies of any correspondence from the applicable account debtor or creditor, as the case may be, regarding such credit, deduction or offset or understatement, as the case may be, and such other information with respect thereto in Buyer's possession that Sellers may reasonably request.

                  (c) Buyer shall reimburse Sellers, within thirty (30) days after Sellers' demand, (i) for the amount of all credits, deductions and offsets granted to Buyer with respect to Trade Payables of the portion of the Retained Business Lines relating to fuel pumps and water pumps, or (ii) for any amount collected by Buyer in respect of Pumps Accounts Receivable in excess of the amount thereof included in determining the Closing Net Book Value; provided, however, that Sellers shall indemnify Buyer and hold Buyer and its Related Persons harmless from and against any and all Liabilities suffered or incurred by Buyer or its Related Persons arising out of or resulting from Buyer's reimbursement of Sellers for such excess collections of Pumps Accounts Receivable. Seller will include with its demand for payment copies of any correspondence from the applicable account debtor or creditor, as the case may be, regarding such credit, deduction or offset or understatement, as the case may be, and such other information with respect thereto in Sellers' possession that Buyer may reasonably request.

         7.22 SELLER DESIGNEE. Each of the Sellers hereby appoints the Seller Designee as its agent and representative for the purpose of holding such Seller's rights and interests in the Seller Shares and Seller Note and exercising all of the rights and performing all of the obligations of the record owner of the Seller Shares and holder of the Seller Note. Each Seller agrees that the issuance of the Seller Shares and the Seller Note to the Seller Designee constitutes payment to such Seller of any amount represented by such Seller Shares or Seller Note to which such Seller may be entitled in respect of the Acquired Assets conveyed by such Seller pursuant to this Agreement. Each Seller agrees that Buyer and Buyer's Lender may deal exclusively with the Seller Designee with respect to all matters related to the Seller Shares and the Seller Note without seeking any consent, approval or confirmation from or giving any notice to such Seller.

         7.23 RIGHT OF FIRST OFFER.

                  (a) For a period of three (3) years after the Closing Date neither Dana nor any of its Affiliates may assign, sell or transfer to any Person who is not an Affiliate of Dana either a controlling interest in the capital stock or a majority of the assets of CUMSA or Echlin-Mexicana or both unless Dana has delivered to Buyer notice of Dana's desire to undertake such assignment, sale or transfer and describing the assets or capital stock Dana or its Affiliates desires to assign, sell or transfer and providing basic financial information about the business being sold (the "TRANSFER NOTICE"). Within thirty
(30) days after delivery of a Transfer Notice, Buyer may notify Dana whether Buyer wishes to consider the transaction described in the Transfer Notice, and if so, what range of price it might be prepared to pay. If Buyer notifies Dana that Buyer does not desire to consider such transaction or if Buyer does not submit any notice to Dana within the thirty (30) day time period, neither Dana nor any of its Affiliates shall have any further obligation to Buyer in respect of any assignment, transfer or sale of the capital stock or assets of CUMSA, Echlin-Mexicana or both, and the provisions of Section 7.23(b) shall cease to apply. If Buyer notifies Dana within the thirty (30) day time period that Buyer desires to consider such a transaction, then during a period ending on the ninetieth (90th) day following the date of the Transfer Notice ("NEGOTIATION PERIOD"), Buyer and the applicable Sellers shall negotiate the terms and conditions of the purchase of the assets or capital stock of CUMSA, Echlin-Mexicana or both, as the case may be. During the Negotiation Period, Sellers shall use commercially reasonable efforts to(i) give Buyer and its representatives (including its lenders, underwriters or other financing sources), upon reasonable notice to Sellers, full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all assets, properties, books, records (including Tax records), Contracts, documents and personnel relating to CUMSA, Echlin-Mexicana or both, as the case may be, (ii) permit Buyer to make such inspections as it may reasonably require and (iii) furnish Buyer during such period with all such information as Buyer may reasonably request.

                  (b) During the Negotiation Period, the Sellers will not, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person other than Buyer relating to the acquisition of any capital stock of CUMSA, Echlin-Mexicana or both, as the case may be , or any substantial portion of the assets of CUMSA, Echlin-Mexicana or both, as the case may be (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person other than Buyer to do or seek any of the foregoing.

                  (c) If (i) by the end of the Negotiation Period Buyer or its designee and the applicable Sellers have not executed a definitive agreement for the transaction described in the Transfer Notice or (ii) such an agreement has been executed by the end of the Negotiation Period but the purchase and sale contemplated thereby has not been consummated within sixty (60) days after the date of the definitive agreement for any reason except default by the applicable Sellers of their obligations thereunder, then neither Dana nor any of its Affiliates shall have any further obligation to Buyer in respect of any assignment, sale or transfer of the capital stock or assets of CUMSA, Echlin-Mexicana or both and shall be free to assign, sell or transfer capital stock or assets to any Person on any terms.

                  (d) The provisions of this Section 7.23 are not intended to apply to (i) any assignment, pledge or other transfer of the capital stock or assets of CUMSA, Echlin-Mexicana or both made in connection with financing arrangements undertaken in the ordinary course of business by Dana or any of its Affiliates, or (ii) any assignment, sale or transfer of the capital stock or assets of CUMSA or Echlin-Mexicana or both to any Affiliate of Dana.

         7.24 INFORMATION REQUIRED FOR BUYER'S REGISTRATION STATEMENT. Buyer and Sellers acknowledge that Buyer is required to include in its registration statement for the Equity Offering audited financial statements for the EMG Business for the fiscal year ended December 31, 2002. Sellers shall prepare and deliver to Buyer as promptly as reasonably possible an audited balance sheet for the EMG Business (including the Retained Business Lines relating to fuel pumps and water pumps) for the fiscal year ended December 31, 2002 and audited statements of operations and cash flows for the fiscal year then ended, fairly presenting, in all material respects, the financial position and results of operations of the EMG Business (including the Retained Business Lines relating to fuel pumps and water pumps) as at such date and for the period then ended, all in conformity with GAAP consistently applied as described in the notes thereto (the "EMG YEAR-END STATEMENTS"). Dana shall also cause PricewaterhouseCoopers to prepare and deliver to Buyer a comfort letter and consent, in form and substance reasonably acceptable to Buyer and its counsel, with respect to the EMG Financial Statements and the EMG Year-End Statements, as the case may be, for filing with Buyer's registration statement for the Equity Offering.

         7.25 TOOLING AT VENDORS. Not less than fourteen (14) days prior to the Closing Date, Sellers shall prepare and deliver to Buyer a reasonably complete schedule listing tooling, molds and dies used in the EMG Business that are located at any premises other than the Real Property, together with the address of each such premises and the identity of the Person holding such tooling, molds or dies at such premises.

                                  ARTICLE VIII

                              ENVIRONMENTAL MATTERS

         8.1 SITE ASSESSMENT ENVIRONMENTAL LIABILITIES. The term "SITE ASSESSMENT ENVIRONMENTAL LIABILITIES" means, until the required environmental remediation is complete at each respective site, all Environmental Costs relating to or arising in connection with the remediation of Environmental Conditions at the Branford Site, the Independence Site, and, if applicable, the Northvale Site, identified during the Buyer's Further Investigations and/or Seller's Further Investigations or during the performance of the Sellers' remediation. For purposes of this Section 8.1, a required environmental remediation shall not be deemed complete during the period of any continued operation and maintenance of any active remediation system or long-term monitoring program (excluding, by way of example, any static engineered controls such as a permanent cap) at the Real Property in connection with the remediation or in the event that a No Further Action letter or similar closure documentation is revoked, but only if the reason for the revocation is the inaccuracy of information contained in Sellers' submissions to Governmental Authorities.

         8.2 ENVIRONMENTAL REMEDIATION.

                  (a) Phase II Investigations. Commencing not later than ten
(10) days after the date of this Agreement: Buyer shall conduct a Phase II Environmental Site Assessment and such other investigation activities as Buyer deems necessary or appropriate in order to ensure its entitlement to the "bona fide prospective purchaser exemption" as defined under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq. at the Real Property and facilities of Sellers located at (1) Independence, Kansas (the "INDEPENDENCE SITE"), (2) Branford, Connecticut (the "BRANFORD SITE"), and (3) Northvale, New Jersey (the "Northvale Site") (in the event that Buyer's Phase I Environmental Site Assessment of the Northvale Site reveals the presence of any "recognized environmental condition" as defined in ASTM 1527-97 or 1527-00) (collectively, the "BUYER'S FURTHER INVESTIGATION"). After Buyer performs its Phase II Environmental Site Assessment at the Branford Site, Sellers shall conduct any activities at the Branford Site as necessary to discharge their obligations pursuant to the Connecticut Property Transfer Act, Sections 22a-134 et seq. (the "SELLERS' FURTHER BRANFORD INVESTIGATION"). After Buyer performs its Phase II Environmental Site Assessment at the Northvale Site, Sellers shall conduct such activities at the Northvale Site as are necessary to discharge its obligations pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (the "SELLERS' FURTHER NORTHVALE INVESTIGATION"). (Seller's Further Branford Investigation and Further Northvale Investigation, as well as any other investigation conducted by Sellers in discharging their obligations under this Section 8.2, shall be collectively referred to herein as "SELLER'S FURTHER INVESTIGATION"). Sellers shall provide Buyer with such access to the Northvale Site as Buyer deems necessary or desirable to conduct the Phase I Environmental Assessment of that site and shall provide Buyer with such access to the Independence Site, Branford Site, and Northvale Site as Buyer deems necessary or desirable to conduct the Buyer's Further Investigation, as applicable. Sellers agree to reimburse Buyer for the amount of costs and expenses incurred by Buyer in connection with the Buyer's Further Investigation up to an aggregate maximum reimbursement of $150,000. Sellers shall make such reimbursement within thirty (30) days after receiving Buyer's request for payment, accompanied by such supporting information as Sellers may reasonably request. Sellers shall prepare and deliver to Buyer written reports of the Sellers' Further Investigation and Buyer shall prepare and deliver to Sellers written reports of the Buyer's Further Investigation, each in form and substance reasonably satisfactory to Sellers and Buyer.

                  (b) Remediation Activities. Sellers shall be solely responsible for, and shall pay all Environmental Costs associated with, remediating the Environmental Conditions identified during the Buyer's Further Investigations and/or Sellers' Further Investigations or the performance of Sellers' remediation at the Independence Site, the Branford Site and, if applicable, at the Northvale Site, in accordance with the Minimum Remediation Standards and the other terms and provisions of this Section 8.2. Except as otherwise provided in Section 8.2(e), Sellers shall have absolute control over all aspects of any remediation undertaken by Sellers. Sellers shall select and implement a remedy that, in addition to meeting the Minimum Remediation Standards, does not materially interfere with or disrupt Buyer's normal business activities at the Real Property. Sellers shall perform any investigation activities as required pursuant to this Section 8.2 in a manner that does not materially interfere with or disrupt Buyer's normal business activities at the Real Property. Sellers shall prepare a remediation plan within a reasonable time after receipt of Buyer's Further Investigation for each site, which plan shall contain a schedule that provides for the prompt completion of the remediation at each site. Upon completion of each plan for each site, Seller shall submit it to Buyer in advance of submitting it to any Governmental Authority. Buyer shall have the right to consult with Sellers, and comment on Sellers' remediation plans and remediation activities at Buyer's cost, provided that so long as Sellers have materially complied with their obligations under this Section 8.2, Sellers shall retain control over the preparation and implementation of the remediation plans and all remediation activities, and in its sole discretion, may accept or reject any comments or recommendations by Buyer. Buyer shall have the right to review, comment on, and observe Sellers' remediation activities at Buyer's cost, but Sellers shall retain control over Sellers' remediation activities, except as otherwise provided in Section 8.2(e). Sellers agree to provide to Buyer copies of all technical reports, studies, tests, documents or other materials in connection with Sellers' remediation activities in a timely manner. Buyer shall cooperate with and provide Seller with such access to the Independence Site and the Branford Site as Sellers deem necessary or desirable to conduct Sellers' Further Investigations and any remediation activities, provided, however, that Sellers shall do so in a manner that does not materially disrupt Buyer's normal business activities. Sellers shall obtain a "No Further Action" letter or equivalent document from the applicable state governmental agency concluding that no further remediation activities are required at the sites. Sellers shall submit to the appropriate regulatory authority a remediation plan in a reasonably timely manner, but in no case later than two
(2) years after the Closing Date, unless a delay is caused by factors outside the control of Sellers, including but not limited to, unforeseen environmental conditions at the Site, delays caused by Third Parties, or delays in governmental review or approval of any submittals by Sellers. Sellers shall complete the remediation as set forth in the remedial plans in a reasonably prompt manner, including, without limitation, by conforming to the extent possible with the schedule for completion of the remediation as set forth in the remedial plans. In the event that any of Sellers' remedial plans involve any active remediation system or long-term monitoring program (excluding, by way of example, any static engineered control such as a permanent cap), Seller shall maintain and operate such system at its sole expense until its receipt of a final No Further Action letter or similar documentation providing that no further active remediation or monitoring is required and until the remediation is complete within the meaning of Section 8.1 above.

                  (c) Connecticut Property Transfer Act Responsibilities. Sellers shall provide to Buyer by not later than 15 days prior to the Closing Date the following documents with respect to the Branford facility: (i), a fully completed Form III as defined pursuant to Conn. Stat. Section 22a-134(12), signed and certified by Sellers as the "certifying party," that complies in all respects with the Connecticut Property Transfer Act, Sections 22a-134 et seq.; and (ii) documentation showing that the completed Form III has been submitted to the Commissioner of the Connecticut Department of Environmental Protection ("DEP"). Sellers shall conduct any activities at the Branford Site as necessary to discharge its obligations pursuant to the Connecticut Property Transfer Act, Sections 22a-134 et seq. and under Section 8.2(b).

                  (d) New Jersey Industrial Site Recovery Act Responsibilities
(ISRA). Sellers shall provide to Buyer by not later than 15 days prior to the Closing Date at least one of the following documents with respect to the Northvale facility: (1) a non-applicability letter, (2) written approval of Seller's negative declaration or "No Further Action" letter as to all areas of concern, (3) an approved Remediation Agreement with funding source; or (4) a non-qualified approval of Seller's Remedial Action Workplan, in each case as such terms are defined in or customarily used in connection with ISRA.

                  (e) Buyer's Right to Act. In addition to Buyer's rights to make a claim for indemnification under Section 10.2 for a material breach by Sellers of this Section 8.2, Buyer shall have the right, but not the obligation, in its sole discretion, to conduct any investigation or take any remedial or other appropriate action, at Sellers' cost and expense, if Sellers have not timely performed any material obligation under this Section 8.2, provided that Buyer shall have first provided written notice of such failure of Sellers to timely perform such material obligation and Sellers have failed to cure such failure within a 90-day period (except that this proviso shall not apply if Buyer reasonably believes that its immediate action is necessary to prevent an imminent threat to human health and, in such case, Buyer's right to act at Sellers' cost with respect to such condition shall continue only for such time and to such extent as appropriate under the circumstances to prevent and/or cure any condition causing an imminent threat to human health). Notwithstanding the 90-day limitation on Sellers' right to cure after notice as provided in foregoing sentence, if Sellers demonstrate in writing to Buyer that their failure to perform a material obligation under this Section 8.2 cannot be cured within such 90-day period, Seller shall have such additional time in which to cure such failure as is reasonable under the circumstances.

         8.3 ENVIRONMENTAL RECORDS. For a period of ten years after the Closing Date, Buyer shall not cause or permit the destruction or disposal of environmental records regarding the

Acquired Assets or the EMG Real Property relating to periods prior to the Closing Date without first offering to surrender them to Sellers, and Buyer shall allow Sellers and their representatives access to such records during regular business hours.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

         9.1 CONDITIONS TO OBLIGATIONS OF SELLERS AND BUYER. The respective obligations of Sellers and Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) All applicable waiting periods (and any extensions thereof) to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                  (b) All Consents of Governmental Authorities referred to in Sections 5.3 and 6.4 shall have been received.

                  (c) No Action shall be pending or threatened in writing before any Governmental Authority wherein an unfavorable Order would prevent consummation of the transactions contemplated by this Agreement, or cause any of the transactions contemplated by this Agreement to be rescinded.

         9.2 CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

                  (a) The representations and warranties of Buyer set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly intended to speak only as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and except to the extent that such representations and warranties are already qualified by terms such as "material" or "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects on and as of the Closing Date).

                  (b) Each of the agreements and covenants of Buyer to be performed and complied with by Buyer pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects.

                  (c) Buyer shall have delivered to Sellers a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, as to the satisfaction by it of the conditions set forth in Sections 9.1(c), 9.2(a) and 9.2(b).

                  (d) Between the date of this Agreement and the Closing Date, no change or event shall have occurred that has had a Material Adverse Effect on Buyer.

                  (e) Buyer shall have delivered the Estimated Purchase Price in accordance with Section 3.2 and the documents required to be delivered by Buyer pursuant to Section 4.3.

         9.3 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) The representations and warranties of Sellers set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly intended to speak only as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and except to the extent that such representations and warranties are already qualified by terms such as "material" or "Material Adverse Effect," in which case such representations and warranties shall be true and correct in all respects on and as of the Closing Date).

                  (b) Each of the agreements and covenants of Sellers to be performed and complied with by Sellers pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects.

                  (c) Sellers shall have delivered to Buyer a certificate, dated as of the Closing Date, as to the satisfaction by Sellers of the conditions set forth in Sections 9.1(c), 9.3(a) and 9.3(b).

                  (d) The Financing Conditions shall have been satisfied and Buyer shall have received the funds which Buyer is entitled to receive under the Financing Agreements and the Equity Offering as of the Closing Date.

                  (e) The title company that issued the Title Commitments or another title insurance company reasonably satisfactory to Buyer (the "TITLE COMPANY") shall be prepared to issue (subject to any requirements to such issuance that are to be satisfied by Buyer) a 1992 ALTA Owner's Title Insurance Policy or other form of policy reasonably acceptable to the Buyer for each Owned Real Property, insuring the Buyer's fee simple title to each Owned Real Property as of the Closing Date (including all recorded appurtenant easements, insured as separate legal parcels), with gap coverage through the date of recording, subject only to Permitted Liens, in such amount as the Buyer reasonably determines to be the value of the Owned Real Property insured thereunder and including such endorsements as Buyer or Buyer's Lender reasonably requires (the "TITLE POLICIES").

                  (f) The Buyer shall have obtained a survey for each parcel of Owned Real Property, dated after the date of this Agreement, prepared by a surveyor licensed in the jurisdiction where the applicable Owned Real Property is located, reasonably satisfactory to the Buyer, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b)(2), 13,

14, 15 and 16, and such other standards as the Title Company and the Buyer may reasonably require as a condition to the removal of any survey exceptions from the Title Policies, and certified to the Buyer, the Buyer's Lender and the Title Company, in a form and with a certification reasonably satisfactory to each of such parties (the "SURVEYS"); the Surveys shall not disclose any encroachment from or onto any of the Owned Real Property or any other material survey defect which has not been cured or insured over to the Buyer's reasonable satisfaction prior to the Closing.

                  (g) Between the date of this Agreement and the Closing Date, no change or event shall have occurred that has had a Material Adverse Effect on the EMG Business.

                  (h) Sellers shall have delivered to Buyer the documents required to be delivered by Sellers pursuant to Section 4.2.

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         10.1 SURVIVAL PERIODS.

                  (a) Sellers' liability for any breach of the representations and warranties made by them in this Agreement shall survive until the date that is eighteen months after the Closing Date, except that:

                           (i) Sellers' liability for any breach of the representations and warranties set forth in Section 5.17 (Taxes) or
         Section 5.18 (Employee Benefit Plans) will survive until the expiration of all applicable periods under the Laws prescribing applicable statutes of limitation with respect to the subject matter of such representations and warranties;

                           (ii) Sellers' liability for any breach of the representations and warranties set forth in Section 5.19 (Environmental Matters) will survive for five years after the Closing Date; and

                           (iii) Sellers' liability for any breach of the representations and warranties set forth in Section 5.1 (Organization and Standing), Section 5.2 (Authority, Validity and Effect), Section
         5.6 (Acquired Assets), or Section 5.24 (No Brokers) will survive indefinitely.

                  (b) Buyer's liability for any breach of the representations and warranties made by it in this Agreement shall survive until the date that is six months after the expiration of the Lock-Up Period (as defined in the Share Ownership Agreement), except that Buyer's liability for any breach of the representations and warranties set forth in Section 6.1 (Organization and Standing), Section 6.2 (Authority, Validity and Effect), Section 6.3 (Capitalization; Title to Stock), or Section 6.11 (No Brokers) will survive indefinitely.

                  (c) Each of the covenants and agreements of the Parties shall survive the Closing in accordance with its terms.

                  (d) No party providing indemnification pursuant to this
Article X (an "INDEMNIFYING PARTY") is obligated to provide such indemnification with respect to the representations and warranties (but not the covenants) to the other party (the "INDEMNIFIED PARTY") unless the Indemnified Party has delivered written notice of its claim for indemnification prior to the expiration of the applicable period set forth in Section 10.1(a) or 10.1(b), unless such claim is based upon the assertion that the Indemnifying Party had committed fraud; provided, however, that any claim for indemnification for which a notice has been given in accordance with Section 10.4 on or before the expiration of such period may continue to be asserted and indemnified against until finally resolved.

         10.2 INDEMNIFICATION. Subject to the other provisions of this Article X, from and after the Closing,

                  (a) Sellers shall indemnify and hold Buyer and its officers, directors, shareholders, employees and Affiliates harmless from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, Liabilities, losses, claims and damages (collectively, "DAMAGES") resulting from: (i) Sellers' breach of any representation or warranty made by them in or pursuant to this Agreement, provided that Sellers shall not be liable for breach of any representation or warranty to the extent (A) the fact, matter or circumstance giving rise to a claim for breach is fairly disclosed in any of the Disclosure Schedules to this Agreement or the documents attached thereto, or (B) the amount claimed is reflected in the Final Net Book Value Statement or was the subject of a Dispute Notice; (ii) Sellers' failure to perform or breach of any covenant made by them in or pursuant to this Agreement; or (iii) Sellers' failure to pay, perform or discharge in accordance with its terms any Retained Liability.

                  (b) Buyer shall indemnify and hold Sellers and their respective officers, directors, shareholders, employees and Affiliates harmless from and against all Damages resulting from (i) Buyer's breach of any representation or warranty made by it in or pursuant to in this Agreement, (ii) Buyer's failure to perform or breach of any covenant made by it in or pursuant to this Agreement, (iii) Buyer's failure to pay, perform or discharge in accordance with its terms any of the Assumed Liabilities, or (iv) all Liabilities arising under any Environmental, Health or Safety Requirements or with respect to Environmental Claims or Environmental Costs arising from Environmental Conditions at the Real Property, irrespective of whether such Liability attaches or accrues to Buyer or Sellers in the first instance, but not including any Retained Liability.

                  (c) The Buyer expressly releases and discharges Seller, its successors and assigns, from all claims, demands, actions, judgments and executions for the indemnified matters set forth in Section 10.2(b)(iv).

         10.3 INDEMNIFICATION AMOUNTS.

                  (a) Notwithstanding any provision to the contrary contained in this Agreement, Sellers will not be obligated to indemnify Buyer for any Damages resulting from a breach of a representation or warranty made by Sellers:

                           (i) to the extent that Damages arising from any individual claim for indemnification are $10,000 or less (the "BUYER MINIMUM CLAIM AMOUNT");

                           (ii) unless and until the amount of all such Damages (other than those for claims that do not satisfy the Buyer Minimum Claim Amount) exceeds $1,300,000 (the "BUYER DEDUCTIBLE"), and then only for the amount of the Damages in excess of the Buyer Deductible; provided, however, that the Buyer Deductible shall not apply to any Damages resulting from a breach of a representation or warranty made by Sellers pursuant to Section 5.19 (Environmental Matters); and

                           (iii) to the extent that the aggregate amount of all such payments for Damages (other than those for claims that do not satisfy the Buyer Minimum Claim Amount) to Buyer exceeds an amount equal to sixty-five percent (65%) of the amount of the Purchase Price paid in cash.

                  (b) Notwithstanding any provision to the contrary contained in this Agreement, Buyer will not be obligated to indemnify Sellers for any Damages resulting from a breach of a representation or warranty made by Buyer:

                           (i) to the extent that the Damages arising from any individual claim for indemnification are $10,000 or less; and

                           (ii) to the extent that the aggregate amount of all such payments for Damages to Sellers exceeds the aggregate amount of the Purchase Price paid in the form of the Seller Shares, as calculated on the basis of the Price Per Share and after giving effect to any adjustments to the Purchase Price under Section 3.3.

                  (c) For purposes of this Article X, a representation or warranty shall be deemed breached if it would have been breached had the representation not been qualified by the words "material", "materiality", "Material Adverse Effect", "in all material respects", or words of similar import.

         10.4 CLAIMS.

                  (a) If an Indemnified Party intends to seek indemnification pursuant to this Article X, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim describing such claim in reasonable detail; provided that the failure to provide such notice will not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby. If the claim for indemnification does not involve a claim by a third party then the Indemnifying Party shall be deemed to have accepted liability for the Damages arising from such claim (subject to the limitations set forth in this Article) unless the Indemnifying Party delivers a written objection to the Indemnified Party within 30 days after receiving the notice of claim. If such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party will have thirty days after receipt of such notice to elect to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so elects, the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnified Party may participate in such settlement or defense through counsel chosen and paid for by such Indemnified Party. The Indemnifying

Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner or consent to the entry of any judgment with respect to the matter unless the sole relief granted is the payment of money by the Indemnifying Party and the plaintiff or claimant releases the Indemnified Party from all liability. If the Indemnifying Party does not notify the Indemnified Party within thirty days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, or if the Indemnifying Party assumes such defense but thereafter fails to pursue such defense actively, then the Indemnified Party will have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. As long as the Indemnifying Party is contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party has the right to pay or settle any such claim; provided that as long as the Indemnifying Party is contesting such claim in good faith, any such settlement is to include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability and obligation in respect of such action; and provided further that in such event, unless the Indemnifying Party has consented to such payment or settlement, the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party; and provided further that the Indemnified Party shall provide the Indemnifying Party reasonable advance notice of any proposed settlement or payment.

                  (b) The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article X, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information. The Indemnified Party's actual costs and expenses of providing such cooperation shall constitute a part of its Damages for which it is entitled to indemnification in accordance with this Article X.

         10.5 EXCLUSIVE REMEDY. Except with respect to the availability of equitable relief or actual fraud, the indemnification provisions of this Article X are the exclusive remedy following the Closing for any breaches or alleged breaches of any representation, warranty, covenant, agreement or other provision of this Agreement or the transactions contemplated hereby and, without limitation of the foregoing, Buyer and each Seller hereby waives any and all rights that are or may otherwise be available to it at law or equity in respect of the transactions contemplated hereby, including, without limitation, any claim pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq.; and none of the Parties, nor any of its Related Persons, may bring any action or proceeding, at law, equity or otherwise, against any other party or its Related Persons, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, except pursuant to the express provisions of this Article X. The Parties hereby acknowledge that no Party has made any representations and warranties, express or implied, with respect to this Agreement or the matters contemplated hereby, except as explicitly set forth in or made pursuant to this Agreement. The Parties also acknowledge that this
Section 10.5 is not intended to restrict the rights of either party arising from and after the Closing Date under the Ancillary Agreements.

         10.6 TAX AND INSURANCE. The amount of any Damages suffered by an Indemnified Party is to be reduced by any net federal Tax, insurance or other benefits that such party receives in respect of or as a result of such Damages or the facts or circumstances relating thereto. A 34% tax rate is to be used in computing any such reduction for net federal Tax benefits. If any Damages for which indemnification is provided hereunder are subsequently reduced by any net tax benefit, insurance payment or other recovery from a third party, the Indemnified Party shall promptly remit the amount of such reduction to the Indemnifying Party.

                                   ARTICLE XI

                            EMPLOYEE BENEFIT MATTERS

         11.1 EMPLOYMENT. Buyer shall make offers of employment to, and employ for a period of not less than two months after the Closing Date, on the terms required by this Article XI, all individuals who are employed in the EMG Business immediately prior to the Closing Date and who accept such offers of employment, including, to the extent set forth in Section 11.5, those individuals who are on lay-off, leave of absence, disability leave or elect to retire immediately prior to the Closing Date (collectively, those employees who accept employment with Buyer as of the Closing Date shall collectively be referred to herein as the "TRANSFERRED EMPLOYEES"); provided that, (a) except as otherwise required by the Employee Retention Incentive Agreements, Buyer will not be required to continue to employ any Transferred Employee who resigns or otherwise voluntarily terminates his employment by Buyer or who is terminated by Buyer for cause, (b) Buyer shall not make offers of employment to the individuals identified on Schedule 11.1 whom Sellers desire to retain after the Closing Date and such individuals shall not be considered "Transferred Employees".

         11.2 COMPENSATION AND EMPLOYEE BENEFITS.

                  (a) In General. Buyer shall provide each Transferred Employee, so long as he or she otherwise remains employed by Buyer, with compensation, employee benefits and severance programs that, in the aggregate, are substantially equivalent to those provided by Buyer immediately prior to the Closing Date to Buyer's employees serving in comparable capacities and with comparable years of service. Subject to the foregoing, the other provisions of this Article XI and the provisions of the Employee Retention Incentive Agreements, Buyer shall have the right to determine the compensation and employee benefits of the Transferred Employees.

                  (b) Severance Payments. Buyer and Sellers will be obligated for severance payments to Transferred Employees as provided in the Reimbursement Agreement except that Exhibit III of that letter shall be amended as set forth on Schedule 11.2(b). Sellers shall be liable for and shall pay all eligible individuals employed by the EMG Business prior to the Closing severance benefits in accordance with the terms of Seller's severance policies; provided, however, that nothing in this Agreement should be construed to obligate Sellers to pay severance to any Transferred Employee or any employee of the EMG Business who is made an offer of employment by Buyer, except as provided in the Reimbursement Agreement. Seller shall also reimburse Buyer for all severance costs incurred by Buyer, up to an aggregate cumulative amount of $400,000, in connection with any Transferred Employee who was an employee of Sellers' RAM Division on the Closing Date who is terminated by Buyer within six months after the Closing Date because of the closing or relocation of the operations of the RAM Division.

                  (c) Service Credit. For purposes of any employee benefit plan, program or arrangement established for or made available to Transferred Employees by Buyer (the "BUYER PLANS"), other than Buyer's post-retirement medical benefit plan, Buyer shall credit such Transferred Employees with service for all periods of service prior to the Closing Date with Sellers or any Affiliate of Sellers. Such service will be credited for purposes of determining eligibility for, vesting in and the amount of benefits under all of the Buyer Plans and for all other purposes for which service is either taken into account or recognized; provided, however, that such service need not be credited to the extent it would result in duplication of coverage or benefits.

                  (d) Welfare Benefit Plans. Coverage for all Transferred Employees and their respective dependents under the Seller ERISA Plans and Seller Benefit Arrangements that are welfare benefit plans within the meaning of
Section 3(1) of ERISA (the "SELLER WELFARE PLANS"), will terminate effective as of the day immediately prior to the Closing Date. All Liabilities of Sellers under the Seller Welfare Plans prior to the effective date of such termination shall be Retained Liabilities. The Buyer Plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the "BUYER WELFARE PLANS") shall provide coverage and benefits to Transferred Employees (and the eligible dependents of the Transferred Employees) beginning on the Closing Date. Buyer shall cause deductibles and out-of-pocket payments expended for coverage under the Seller Welfare Plans in the plan year in which the Closing Date occurs to be counted toward the deductibles and out-of-pocket maximums applicable to each Transferred Employee under the Buyer Welfare Plans. Sellers will provide Buyer, at Buyer's expense, with electronic or other copies of existing records regarding each Transferred Employee's status regarding deductibles and out-of-pocket expenses under the Seller Welfare Plans (it being understood that Sellers will not be required to generate any reports or provide any other information that it did not produce or maintain in the Ordinary Course of Business). In addition, no pre-existing condition, limitation, exclusion or waiting period applicable with respect to any Buyer Welfare Plan will apply to any Transferred Employee.

                  (e) Savings and Pension Plans.

                           (i) Effective as of the Closing Date, Sellers will cause all Transferred Employees to become fully vested in their account balances under the Dana Corporation Employee Incentive and Savings Investment Plan (the "SAVINGS PLAN") and their accrued benefits under the Pension Plan for Dana Automotive Aftermarket Group Employees (the "PENSION PLAN"). All Liabilities of Sellers under the Savings Plan and the Pension Plan shall be Retained Liabilities.

                           (ii) With respect to each Transferred Employee who has an outstanding loan under the Savings Plan, Buyer and Sellers shall take such action as shall be necessary to permit such Transferred Employee to rollover such loan to the applicable Buyer Plan.

         11.3 COBRA; RETIREE MEDICAL BENEFITS. Buyer shall have sole responsibility for "continuation coverage" benefits provided after the Closing Date under Buyer's group health plans to all Transferred Employees, and "qualified beneficiaries" of Transferred Employees, for whom a "qualifying event" occurs on or after the Closing Date. Sellers shall have the sole responsibility for "continuation coverage" benefits provided under Sellers' group health plans to all employees of Sellers, and "qualified beneficiaries" of employees of Sellers, for whom a "qualifying event" has occurred prior to the Closing Date, or for any such individual who is not a Transferred Employee or "qualified beneficiary" with respect to a Transferred Employee, regardless of when such "qualifying event" occurs, and the obligations of Sellers under this sentence shall be Retained Liabilities. The terms "continuation coverage," "qualified beneficiaries" and "qualifying event" shall have the meaning ascribed to them under Section 4980B of the Code and Sections 601-608 of ERISA.

         11.4 WARN ACT. Buyer shall not engage in a "mass layoff" or "plant closing" as defined in the United States Worker Adjustment and Retraining Notification Act (the "WARN ACT") affecting the Transferred Employees without complying with the WARN Act. Buyer shall defend, indemnify and hold harmless Sellers and their Related Persons from any claims, charges, suits, demands, damage, or liability arising out of or relating to any such noncompliance with the WARN Act from and after the Closing Date.

         11.5 NON-ACTIVE EMPLOYEES. Except as expressly provided below, Buyer shall make offers of employment to, and shall employ to the extent such offers are accepted, the individuals employed in the EMG Business who are on non-active status on the Closing Date due to lay-off, leave of absence or disability (the "NON-ACTIVE EMPLOYEES"). Notwithstanding the foregoing, Sellers shall retain as their employees any Non-Active Employees listed on Schedule 11.5 who are on long-term disability leave on the Closing Date and any other Non-Active Employees who are on long-term disability leave on the Closing Date, up to a maximum of sixteen (16) such employees. In consideration of Seller's agreement to retain such employees, Buyer shall pay to Sellers, on the Closing Date and subject to the contemporaneous consummation of the transactions contemplated by this Agreement, the sum of Five Hundred Thousand Dollars ($500,000) by wire transfer of immediately available funds to an account designated by Dana.

                                   ARTICLE XII

                                   TERMINATION

         12.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing
Date:

                  (a) by mutual written consent of Buyer and Dana;

                  (b) by Buyer, if a Seller has committed a material breach of any representation, warranty or covenant of Sellers in this Agreement and such breach is either not capable of being cured or if such Seller has failed to cure such breach within 30 days after written notice thereof from Buyer;

                  (c) by Dana, if Buyer has committed a material breach of any representation, warranty or covenant of Buyer in this Agreement and such breach is either not capable of being cured or if Buyer has failed to cure such breach within 30 days after written notice thereof from Dana;

                  (d) by Buyer or Dana, upon written notice to the other, if the transactions contemplated by this Agreement have not been consummated on or prior to the Outside Termination Date, because the conditions precedent to the terminating party's obligations to consummate the transactions hereunder set forth in Article IX have not been met by such date, unless such failure of consummation is due to the failure of the Party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such Party;

                  (e) by Dana, upon written notice to Buyer, if the transactions contemplated by this Agreement have not been consummated on or prior to the Outside Termination Date as a result of the failure of Buyer to satisfy the condition in Section 9.3(d) (unless such failure results from Sellers' breach of Section 7.24); or

                  (f) by Buyer or Dana, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued an Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause (f) has used its commercially reasonable efforts to remove such Order.


         12.2 EFFECT OF TERMINATION.

                  (a) The termination of this Agreement is to be effected by delivery of written notice of such termination by the Party terminating the Agreement to the other Party. In the event of termination of this Agreement pursuant to Section 12.1, no Party will have any Liability or any further obligation to any other Party (except for any Liability of any Party then in breach and as provided in Section 12.2(b) or Section 12.2(c)).

                  (b) Buyer shall pay to Dana the sum of $6,000,000 in the event that:

                           (i) Dana terminates this Agreement pursuant to
         Section 12.1(c); or

                           (ii) Buyer wrongfully refuses or fails to consummate the transactions contemplated by this Agreement; or

                           (iii) Buyer terminates this Agreement pursuant to
         Section 12.1(d) as a result of the failure to satisfy the condition in
         Section 9.3(d) (unless such failure to results from Sellers' breach of Section 7.24); or

                           (iv) Dana terminates this Agreement pursuant to
         Section 12.1(e).

                  (c) Dana shall pay to Buyer the sum of $6,000,000 in the event that:

                             (i) Buyer terminates this Agreement pursuant to
         Section 12.1(b); or

                             (ii) Any Seller wrongfully refuses or fails to consummate the transactions contemplated by this Agreement.

                  (d) The payment from Buyer or Dana pursuant to subsection (b) or subsection (c) above, as the case may be, shall be due and payable within five (5) Business Days after the effective date of termination of this Agreement. Such payment by Buyer or Dana shall be regarded as liquidated damages and not as a penalty and, except as provided in Section 12.2(e), the Party making such payment shall have no further liability to the other Party or Parties as a result of the termination of this Agreement. Without intending to limit any other provision of this Agreement, In no event shall either party be obligated to make the payment described in this subsection if the transactions contemplated by this Agreement are not consummated because the applicable waiting periods under the HSR Act shall not have expired or been terminated or because any Governmental Authority shall have commenced an Action or obtained an Order to prevent the consummation of such transactions on the basis of applicable antitrust or similar Laws.

                  (e) The obligations of the Parties under Sections 5.24, 6.11,
7.3 and 13.1 and under the Reimbursement Agreement shall survive any termination of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby are to be paid by the Party incurring such expenses, except as expressly provided herein, in the Ancillary Agreements or in the Reimbursement Agreement and except that Buyer and Sellers will each pay one-half of (a) the costs of the filing fee and other out-of-pocket costs (including any out-of-pocket payments to third party economists and accountants but excluding any legal fees and expenses) incurred in connection with the HSR Act filing and the efforts to cause the applicable waiting period to expire or be terminated
(b) the costs and expenses incurred by Buyer to obtain the Surveys, and (c) the fees and expenses of PricewaterhouseCoopers incurred in the preparation of the monthly and quarterly financial statements delivered pursuant to Section 7.17 and the audited annual financial statements delivered pursuant to Section 7.24.

         13.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Subsidiaries and (ii) designate one or more of its Subsidiaries to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         13.3 THIRD PARTY BENEFICIARIES. Each Party hereto intends that neither this Agreement nor any of the Ancillary Agreements benefits or creates any legal or equitable right, remedy or claim in or on behalf of any Person other than the Parties. This Agreement, the Ancillary Agreements and all of their respective provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and the Ancillary Agreements, and their successors and permitted assigns.

         13.4 NOTICES. Any notice or other communication provided for herein or given hereunder to a Party hereto will be sufficient if in writing, and sent by facsimile transmission (electronically confirmed), delivered in person, mailed by first class registered or certified mail, postage prepaid, or sent by Federal Express or other overnight courier of national reputation, addressed as follows:

                  If to Buyer:

                           Standard Motor Products, Inc.
                           37-18 Northern Boulevard
                           Long Island City, New York  11101
                           Attn:  Chief Financial Officer
                           Fax:   (718) 472-0122

                           with a copy to:

                           Kelley Drye & Warren, LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attn:  Ronald B. Risdon, Esq.
                           Fax:   (212) 808-7897


                  If to Sellers:

                           Dana Corporation
                           4500 Dorr Street
                           Toledo, Ohio  43697
                           Attn:  General Counsel
                           Fax:   (419) 535-4790

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attn:  John P. Dunn, Esq.
                           Fax:   (216) 579-0212
or to such other address with respect to a Party as such Party notifies the other in writing as above provided.

         13.5 COMPLETE AGREEMENT. This Agreement (along with the Disclosure Schedules and the exhibits and appendices hereto) and the Ancillary Agreements, together with the Reimbursement Agreement and the Confidentiality Agreement, contain the complete and exclusive statement of the terms of the agreements between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties with respect thereto.

         13.6 CAPTIONS; REFERENCES. The name of this Agreement and the captions contained herein are for convenience of reference only and do not affect the interpretation or construction hereof. When a reference is made in this Agreement to a clause, a Section or an Article, such reference will be to a clause, a Section or Article of this Agreement unless otherwise indicated.

         13.7 AMENDMENT. This Agreement may be amended or modified only by a written agreement referencing this Agreement and duly executed by the Parties.

         13.8 WAIVER. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement on the part of a Party hereto to any such extension or waiver will be valid only if set forth in a writing signed on behalf of such Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         13.9 GOVERNING LAW. This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         13.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision is to be interpreted to be only so broad as is enforceable.

         13.11 UPDATED DISCLOSURE SCHEDULES. Until five (5) days prior to Closing, Sellers may deliver to Buyer amended versions of the Schedules required or permitted by this Agreement to the extent required to reflect developments in or effecting the EMG Business and its assets or liabilities which occur from and after the date of this Agreement (such developments, together with any information of which Sellers notify Buyer pursuant to the last sentence of
Section 7.2,
being collectively referred to as "NEW FACTS"). If any amendment made pursuant to this Section 13.11 discloses New Facts which result from the conduct of the EMG Business as permitted by Sections 7.1 or 7.2 of this Agreement, or which is an event that is deemed not to have a Material Adverse Effect pursuant to the proviso to the definition of such term, then without any further action by Buyer the Schedules, as so amended, will be deemed to have amended for all purposes of this Agreement, including Section 9.3(a) and Section 10.2(a). If any amendment delivered by Sellers pursuant to this Section 13.11 discloses New Facts other than those described in the preceding sentence, then the Schedules will be deemed to have been amended for the purposes of this Agreement only if and to the extent Buyer approves such amendment in writing.

         13.12 SUBMISSION TO JURISDICTION. Each of the Parties submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York, New York and the County of Lucas, Ohio in any Action arising out of or relating to this Agreement and agrees that all claims in respect of such Action may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.4 above. Nothing in this Section 13.12, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         13.13 CONSTRUCTION. This Agreement is the result of the joint efforts of Buyer and Sellers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and there is to be no construction against either Party based on any presumption of that Party's involvement in the drafting thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Whenever the context so requires or permits, all references to the masculine herein shall include the feminine and neuter, all references to the neuter herein shall include the masculine and feminine, all references to the plural shall include the singular and all references to the singular shall include the plural. Nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable Disclosure Schedule or a document attached thereto fairly discloses the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                    (Signatures are on the following page.)

         IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


BUYER:

STANDARD MOTOR PRODUCTS, INC.

By: /s/ James Burke
   -------------------------------------
Name: James Burke
Title: VP Finance, CFO

SELLERS:

DANA CORPORATION                                        BWD AUTOMOTIVE CORPORATION


By: /s/ Terry R. McCormack                              By: /s/ Terry R. McCormack
   -------------------------------------                   -------------------------------------
Name: Terry R. McCormack                                Name: Terry R. McCormack
Title: President, Automotive Aftermarket                Title: President, Automotive Aftermarket
Group (POA)                                             Group (POA)

AUTOMOTIVE CONTROLS CORP.                               RISTANCE CORPORATION


By: /s/ Terry R. McCormack
   -------------------------------------
Name: Terry R. McCormack                                By: /s/ Terry R. McCormack
Title: President, Automotive Aftermarket                   -------------------------------------
Group (POA)                                             Name: Terry R. McCormack
                                                        Title: President, Automotive Aftermarket
                                                        Group (POA)

PACER INDUSTRIES, INC.                                  ENGINE CONTROLS DISTRIBUTION
                                                        SERVICES, INC.

By: /s/ Terry R. McCormack
   -----------------------------------------
Name: Terry R. McCormack                                By: /s/ Terry R. McCormack
Title: President, Automotive Aftermarket                   -------------------------------------
Group (POA)                                             Name: Terry R. McCormack
                                                        Title: President, Automotive Aftermarket
                                                        Group (POA)

                                   APPENDIX A

                                   DEFINITIONS

         "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 1.1(e).

         "ACQUIRED ASSETS" has the meaning set forth in Section 1.1.

         "ACQUIRED CONTRACTS" has the meaning set forth in Section 1.1(g).

         "ACQUIRED INTELLECTUAL PROPERTY" has the meaning set forth in Section 1.1(i).

         "ACTION" means any action, suit or legal, administrative or arbitral proceeding or investigation before any Governmental Authority.

         "AFFILIATE" means with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "ANCILLARY AGREEMENTS" means the Share Ownership Agreement, the Nashville Sub-Lease, the Nashville Sub-Sub-Lease, the Seller Leases, the Supply Agreements, the Transition Services Agreements, and the other agreements and documents contemplated hereby.

         "APPORTIONABLE EXPENSES" has the meaning set forth in Section 7.11(a).

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.1.

         "BILL OF SALE" means the bill of sale and instrument of assignment and assumption substantially in the form of Exhibit F hereto.

         "BRANFORD ACCESS AGREEMENT" means the access agreement between Buyer and a Seller, granting to such Seller access to the fuel pump testing areas at the Branford facility, substantially in the form of Exhibit Z hereto, with such changes thereto as shall be mutually acceptable to Buyer and the applicable Seller.

         "BRANFORD RENTAL PROPERTIES" means the real property and all personal property located thereon located adjacent to the real property located in Branford, Connecticut and more particularly described on Schedule A-1 attached hereto.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks in Ohio or New York are authorized or obligated by Law to close.

         "BUYER" has the meaning set forth in the preamble to this Agreement.

         "BUYER DEDUCTIBLE" has the meaning set forth in Section 10.3(a)(ii).

         "BUYER MINIMUM CLAIM AMOUNT" has the meaning set forth in Section 10.3(a)(i).

         "BUYER PLANS" has the meaning set forth in Section 11.2(c).

         "BUYER REPORTS" has the meaning set forth in Section 6.5.

         "BUYER WELFARE PLANS" has the meaning set forth in Section 11.2(d).

         "BUYER'S ACCOUNTANTS" has the meaning set forth in Section 3.3(d).

         "BUYER'S KNOWLEDGE" means the actual knowledge of James Burke, Larry Sills, John Gethin, Bob Martin, John Holowko and Eric Sills.

         "BUYER'S LENDER" means General Electric Capital Corporation, as agent for the lenders under the Financing Agreements.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

         "CLOSING" has the meaning set forth in Section 4.1.

         "CLOSING DATE" has the meaning set forth in Section 4.1.

         "CLOSING NET BOOK VALUE" has the meaning set forth in Section 3.3(a).

         "CLOSING NET BOOK VALUE STATEMENT" has the meaning set forth in Section 3.3(c).

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMON SHARES" has the meaning set forth in Section 3.2(a)(ii).

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section
7.3(c).

         "CONSENT" means any consent, approval, authorization, qualification, waiver or notification of a Governmental Authority or any other Person.

         "CONTRACTS" means any written or oral contract, agreement, license, commitment, undertaking or arrangement, whether express or implied.

         "CSFB" has the meaning set forth in Section 5.24.

         "CUMSA" means Candados Universales de Mexico, S.A. de C.V.

         "DAMAGES" has the meaning set forth in Section 10.2(a).

         "DANA" means Dana Corporation, a Virginia corporation.

         "DEP" has the meaning set forth in Section 8.2(c).

         "DESIGNATED ACCOUNTING ARBITRATOR" has the meaning set forth in Section 3.3(e).

         "DISCLOSURE SCHEDULES" means the Schedules attached hereto pursuant to Articles V and VI.

         "DISPUTE NOTICE" has the meaning set forth in Section 3.3(e).

         "DOJ" has the meaning set forth in Section 7.4(b).

         "ECHLIN-MEXICANA" means Echlin Industrias de Mexico, S.A. de C.V.

         "EMG BUSINESS" means the manufacture and distribution in the United States for the passenger car and light vehicle markets of aftermarket parts for bulk ignition wire, ignition wire sets, battery cable assemblies, mechanical fuel injection, electric fuel injection, disk fuel injection, distributor caps, rotors, distributor cap relays, ignition coils, oxygen sensors, camshaft sensors, crankshaft sensors, electronic ignition, solenoids, voltage regulators, computer control modules, carburetor kits, mass air flow sensors, glow plug controllers, condensers, contact sets, pick-up coils, ballast resistors, PCV valves, automotive relays, emission gas regulators, and fuel pressure regulators and all other product groups sold by the Sellers in the last 12 months that were reflected in the EMG Financial Statements. The term "EMG Business" shall not, however, include manufacture or distribution anywhere in the world of any products of the Retained Business Lines.

         "EMG CONTRACTS" has the meaning set forth in Section 5.9(a).

         "EMG FINANCIAL STATEMENTS" has the meaning set forth in Section 5.4(a).

         "EMPLOYEE RETENTION INCENTIVE AGREEMENTS" means the Employee Retention Incentive Agreements by and between Dana and certain management members of the EMG Business set forth on Exhibit G hereto.

         "ENVIRONMENT" shall include, but is not limited to, air, land, surface water or groundwater, and any building structure (such as floors, walls, subsurface material, etc.), but shall not include any equipment.

         "ENVIRONMENTAL CLAIM" shall mean any investigation, notice, violation, directive, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, quasi-judicial or private in nature) arising (i) pursuant to or in connection with any violation of any Environmental, Health, and Safety Requirement, (ii) in connection with any abatement, removal, remedial, corrective, or other response action involving Hazardous Substances, or (iii) arising from damage to natural resources.

         "ENVIRONMENTAL CONDITION" shall mean any condition (including, without limitation, any Hazardous Substances Contamination) with respect to the Environment, as a result of which any Person (i) has incurred, or which results in any damage, loss, cost, expense, claim, or liability to any Person or property (including, without limitation, any Government Authority), or (ii) has become subject to any order or demand to remediate such condition, including, without limitation, any condition resulting from the operation of the EMG Business.

         "ENVIRONMENTAL COSTS" shall mean all charges, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all consultants' fees, arising under or related in any way to Environmental, Health, and Safety Requirements or relating to a requirement of an applicable state voluntary cleanup program to achieve an industrial property standard or criteria for remediation.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean any and all present and subsequently enacted laws, statutes, codes, rules, or regulations, ordinances, treaties, and permits, applicable to, affecting or relating to the protection, preservation or remediation of the Environment enacted or promulgated, published, decided or required by any federal, state, provincial, county or municipal legislative, executive, judicial or regulatory authority, as the case may be, including: (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et seq., (2) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq., (3) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 et seq., (4) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 et seq., (5) Emergency Planning and Community Right-To-Know Act of 1986, 42 USCA 11001 et seq., (6) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USCA 7401 et seq., (7) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 et seq., (8) Rivers and Harbors Act of 1899, as amended, 33 USCA 401 et seq., (9) Endangered Species Act of 1973, as amended, 16 USCA 1531 et seq., (10) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 et seq., to the extent such act applies to the protection of the Environment, (11) Safe Drinking Water Act of 1974, as amended, 42 USCA 300 (f) et seq., (12) Pollution Prevention Act of 1990, 42 USCA 13101 et seq., (13) Oil Pollution Act of 1990, 33 USCA 2701 et seq., (14) the Atomic Energy Act of 1954 (42 USCA. 2011, et. seq.), and any rules, regulations, ordinances, permits, policy statements, guidance documents and judicial decisions enacted, issued, or promulgated, published, decided or required by or under the laws referred to in items
(1)-(14) above, as well as any similar state, county or municipal statutes, codes, rules or regulations ordinances, permits, policy statements, guidance documents, and judicial decisions as the case may be.

         "ENVIRONMENTAL PERMITS" shall mean any and all permits, licenses, approvals, authorizations, consents or registrations required by any Environmental, Health, and Safety Requirements in connection with the ownership, construction, equipping, use or operation of the EMG Business or the Real Properties, for the storage, treatment, generation, transportation, processing, handling, production, release, storage, transportation and/or disposal of Hazardous Substances in connection with the EMG Business or the sale, transfer or conveyance of the Real Properties.

         "ENVIRONMENTAL REPORTS" means the Phase I and other environmental reports identified on Exhibit H.

         "EQUITY OFFERING" means a public offering of shares of the Common Shares, which offering yields net proceeds to Buyer of at least $59,000,000.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" means "affiliate," as such term is defined under ERISA.

         "ESTIMATED CLOSING NET BOOK VALUE" has the meaning set forth in Section 3.3(b).

         "ESTIMATED CLOSING NET BOOK VALUE STATEMENT" has the meaning set forth in Section 3.3(b).

         "ESTIMATED NBV EXCESS" has the meaning set forth in Section 3.3(b).

         "ESTIMATED PURCHASE PRICE" has the meaning set forth in Section 3.3(b).

         "EVALUATION MATERIAL" has the meaning set forth in Section 7.3(c).

         "FINAL NET BOOK VALUE STATEMENT" has the meaning set forth in Section 3.3(g).

         "FINANCING AGREEMENTS" has the meaning set forth in Section 6.10.

         "FINANCING CONDITIONS" means the conditions precedent set forth in the Financing Agreements to which the lenders obligation to make loans thereunder is subject, including, without limitation, the successful completion of the Equity Offering.

         "FIXED ASSETS" has the meaning set forth in Section 1.1(b).

         "FORMER EMG FACILITIES" means the facilities formerly operated by Sellers or their Affiliates in connection with the EMG Business at (i) 9101 Ely Road, Pensacola, Florida; (ii) KM. 8.5 Carr. Lauro Villar H, Matamoros Tamps, Mexico; (iii) 29387 Lorie Lane, Wixom, Michigan; (iv) 21 Roadway, Carlisle, Pennsylvania; (v) 101 El Tuque Industrial Park, Ponce, Puerto Rico; (vi) 2345 Central Avenue, Brownsville, Texas; (vii) 127 Branford Connecticut; (viii) 1111 McKinley Street, Ottawa, Illinois; (ix) 2155 State Street, Hamden Connecticut;
(x) 9669 Prosperity Road, West Jordan, Utah; and (xi) the Branford Rental Properties. If any facilities are closed by Sellers in accordance with Section 7.2, such facilities will be deemed to be Former EMG Facilities.

         "FRANKLIN PARK LOCKBOX" has the meaning set forth in Section 1.1(d).

         "FTC" has the meaning set forth in Section 7.4(b).

         "GAAP" means United States generally accepted accounting principles.

         "GOLDMAN" has the meaning set forth in Section 6.11.

         "GOVERNMENTAL AUTHORITY" means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator.

         "HAZARDOUS SUBSTANCE" shall mean, without limitation, friable or airborne asbestos, polychlorinated biphenyls, petroleum, petroleum constituents, petroleum products, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined in or which is otherwise the subject of any requirement pursuant to any Environmental, Health, and Safety Requirement.

         "HAZARDOUS SUBSTANCES CONTAMINATION" shall mean, with respect to any premises, building or facilities, or the Environment, contamination by a Release or the presence of Hazardous Substances.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEBTEDNESS" means for any Person (without duplication): (i) all indebtedness for borrowed money, whether current, short-term, or long-term, secured or unsecured (excluding trade accounts payable); (ii) all indebtedness for the deferred purchase price for purchases of property outside the ordinary course that is not evidenced by trade accounts payables; (iii) any payment of obligations in respect of letters of credit (other than stand-by letters of credit in support of ordinary course trade payables); (iv) any liability with respect to interest rate swaps, collars, caps and similar hedging obligations;
(v) any lease obligations under leases that are required to be accounted for as capital leases under GAAP; (vi) any indebtedness referred to in clauses (i) through (v) above that is directly or indirectly guaranteed by such Person.

         "INDEMNIFYING PARTY" and "INDEMNIFIED PARTY" have the meanings set forth in Section 10.1(d).

         "INTELLECTUAL PROPERTY" means (i) patents and patent applications; (ii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names, and registrations and applications for registration thereof; (iii) copyrights (registered or unregistered), writings and other copyrightable works and works in progress, and registrations and applications for registration thereof; (iv) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, confidential information, proprietary information and trade secrets, whether or not patented or patentable; and (v) all other intellectual property rights.

         "IP ASSIGNMENTS" has the meaning set forth in Section 4.2(g).

         "IP LICENSES" means (i) the license or licenses, between Buyer, as licensor, and one or more Sellers, as licensee, granting to such Sellers licenses to use those items of Acquired Intellectual Property identified in the Disclosure Schedules as being licensed back to Sellers, and (ii) the license or licenses, between one or more Sellers, as licensor, and Buyer, as licensee, granting to Buyer licenses to use certain items of Intellectual Property retained by Sellers, in each case substantially in the forms attached as Exhibit Y hereto, with such changes thereto as shall be mutually acceptable to Buyer and the applicable Sellers.

         "LAW" means any law, statute, code, ordinance, rule, regulation or other legally enforceable requirement of any Governmental Authority.

         "LEASED REAL PROPERTY" means the real property and improvements leased to Sellers pursuant to the Real Estate Leases.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether or not accrued, contingent, known or unknown, or reflected on a balance sheet, including those arising under any Law, Action or Order of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any Contract.

         "LIEN" means any mortgage, lien, pledge, adverse claim, interest, charge or other similar encumbrance.

         "MATERIAL ADVERSE EFFECT" means, with respect to the EMG Business or Buyer, as the case may be, a material adverse effect on the business, assets, liabilities or financial condition of such business or such party and its Subsidiaries, if any, taken as a whole, but excluding any state of facts, event, change or effect caused by events, changes or developments relating to (i) changes or conditions affecting the industries of which the EMG Business or the Buyer's business, as the case may be, is a part generally; (ii) changes in economic, regulatory or political conditions generally; or (iii) any acts of war or terrorism; provided, however, that the following events, to the extent they occur after the public announcement of the execution of this Agreement, shall not be deemed to have a Material Adverse Effect on the EMG Business: (x) the discontinuation of any amount of purchases by any customer of the EMG Business if such customer instead agrees to purchase or purchases comparable amounts from Buyer; (y) the discontinuation of purchases by one or more customers that in the aggregate accounted for revenues of not more than $20,000,000 for the EMG Business during the most recently ended twelve-month period; or (z) the discontinuation of any amount of purchases by any customer more than 75 days after the public announcement of the execution of this Agreement or after April 26, 2003, whichever is first to occur.

         "MINIMUM REMEDIATION STANDARDS" means a remediation of any Environmental Conditions identified in the Buyer's Further Investigations and/or Seller's Further Investigations (collectively, the "FURTHER Investigations") in accordance with applicable state remediation standards and/or criteria relating to industrial properties.

         "NASHVILLE SUB-LEASE" means the Sub-Lease Agreement substantially in the form of Exhibit I hereto by and between Dana, as sublessor, and Buyer, as sublessee, which provides for the sublease by Dana to Buyer of the real property located at 6050 Dana Way, Nashville, Tennessee.

         "NASHVILLE SUB-SUB-LEASE" means the Sub-Sub-Lease Agreement substantially in the form of Exhibit J hereto by and between Buyer, as sub-sublessor, and Dana, as sub-sublessee, which provides for the sub-sublease by Buyer to Dana of a portion of the real property located at 6050 Dana Way, Nashville, Tennessee.

         "NEGOTIATION PERIOD" has the meaning set forth in Section 7.23.

         "NONASSIGNABLE ASSET" has the meaning set forth in Section 1.3(a).

         "ORDER" means any order, judgment, ruling, injunction, award, decree or writ of any Governmental Authority.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with Sellers' past custom and practice with respect to the EMG Business.

         "OUTSIDE TERMINATION DATE" means:

                  (a) April 30, 2003, if the applicable waiting periods under the HSR Act have expired or been terminated not more than thirty days after the date of filing under the HSR Act;

                  (b) if the applicable waiting periods under the HSR Act have not expired or been terminated within the foregoing thirty day period, 45 days after the later of the expiration or termination of the applicable waiting periods under the HSR Act or the date Buyer is informed by the staff of the SEC that it will have no further comments to Buyer's registration statement for the Equity Offering;

                  (c) if the commitment of the lenders under the Financing Agreements to provide the loans required by Buyer to consummate the transactions contemplated by this Agreement has expired or been terminated, then the earlier of (i) the date Buyer's Lender indicates to Buyer in writing that Buyer's Lender will not consider an extension of such commitment or (ii) thirty (30) days after the date of such expiration or termination; or

                  (d) September 30, 2003 in any event;

provided, however, Buyer may extend the Outside Termination Date prescribed under clause (a) or clause (b) above until 75 days after the date that would otherwise apply if, not later than ten (10) days prior to the date that would be the Outside Termination Date without such extension, Buyer delivers to Dana a Certificate of Buyer's chief executive officer or chief financial officer to the effect that Buyer's board of directors has determined on the basis of such advice as it deemed appropriate that the consummation of the Equity Offering by such originally prescribed Outside Termination Date would have a material adverse effect on Buyer, but in no event shall the Outside Termination Date extend beyond September 30, 2003.

         "OWNED REAL PROPERTY" has the meaning set forth in Section 1.1(n).

         "PARTIES" has the meaning set forth in the Preamble.

         "PENSION PLAN" has the meaning set forth in Section 11.2(e)(i).

         "PERMITS" has the meaning set forth in Section 1.1(j).

"PERMITTED LIENS" means (i) Liens arising under Laws affecting the use of real property, including zoning Laws, building Laws and similar restrictions that are not violated by the current use or occupancy of such real property or the operation of the EMG Business as currently conducted thereon; (ii) Liens included in the Assumed Liabilities; (iii) Liens for Taxes, assessments or governmental or other similar charges or levies that are not yet due and payable or that, although due and payable, are being contested in good faith; (iv) mechanics,' workmen's, materialmen's, landlords,' carriers' or other similar Liens arising in the Ordinary Course of Business with respect to Liabilities that are not yet due and payable or that are being contested in good faith; (v) Liens disclosed on Schedule A-2; (vi) matters that would be disclosed by accurate surveys of the applicable real property; and (vii) minor imperfections of title, if any, none of which are substantial in amount or materially detract from the value or impair the use or occupancy of the property subject thereto or the operation of the EMG Business.

         "PERSON" means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other entity or Governmental Authority.

         "PRICE PER SHARE" has the meaning set forth in Section 3.2(a)(ii).

         "PRO FORMA BALANCE SHEET" has the meaning set forth in Section 5.4(b).

         "PUMPS ACCOUNTS RECEIVABLE" means Accounts Receivable of the portion of the Retained Business Lines relating to fuel pumps and water pumps.

         "PURCHASE ORDERS" has the meaning set forth in Section 1.1(h).

         "PURCHASE PRICE" has the meaning set forth in Section 3.1.

         "RAM DIVISION" means the operations conducted by Sellers at 150 Ludlow Avenue, Northvale, N.J.

         "REAL ESTATE CONVEYANCE" means the deeds and other instruments of conveyance, in form and substance reasonably acceptable to Buyer and the Title Company, pursuant to which Sellers convey to Buyer all of Sellers' right, title and interest in and to the Owned Real Property.

         "REAL ESTATE LEASE ASSIGNMENT" means the instrument of assignment and assumption of the Real Estate Leases, substantially in the form of Exhibit K hereto.

         "REAL ESTATE LEASES" has the meaning set forth in Section 1.1(a).

         "REAL PROPERTY" means, collectively, the Owned Real Property and the Leased Real Property.

         "REIMBURSEMENT AGREEMENT" means the reimbursement letter agreement, dated August 2, 2002, by and between Dana and Buyer.

         "RELATED PERSONS" means, as to any Person, its officers, directors, employees, shareholders, partners, Affiliates, advisors, agents or representatives.

         "RELEASE" shall include any "release" and/or "threat of release" as those terms are defined under any Environmental, Health and Safety Requirements, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USCA Section 9601, et seq.), and the regulations promulgated thereunder.

         "REPLACEMENT LEASES" means the assignment of the portion each lease of motor vehicles and equipment that relates to the EMG Business that are listed on Exhibit L hereto.

         "RETAINED ASSETS" has the meaning set forth in Section 1.2.

         "RETAINED BUSINESS LINES" means (i) the manufacture or distribution of clutches, fuel pumps and water pumps; (ii) the Echlin-Mexicana, Beck/Arnley, Canadian and CUMSA businesses; and (iii) all other businesses of Sellers and their Affiliates other than the EMG Business.

         "RETAINED LIABILITIES" has the meaning set forth in Section 2.2.

         "RETAINED NAMES" has the meaning set forth in Section 7.14.

         "SAVINGS PLAN" has the meaning set forth in Section 11.2(e)(i).

         "SEC" has the meaning set forth in Section 6.5.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "SELLER" and "SELLERS" have the meaning set forth in the preamble to this Agreement.

         "SELLER BENEFIT ARRANGEMENTS" has the meaning set forth in Section 5.18(a).

         "SELLER DESIGNEE" means Dana or one of its Subsidiaries designated by notice to Buyer prior to the Closing.

         "SELLER ERISA PLANS" has the meaning set forth in Section 5.18(a).

         "SELLER LEASES" means the lease agreement or agreements substantially in the form of Exhibit M hereto regarding the real property commonly known as
(i) 1 Echlin Road, Branford, Connecticut; (ii) 1300 W. Oak Street, Independence, Kansas; (iii) 800 N. 21st Street, Independence, Kansas; (iv) 10590-17th Street, Argos, Indiana; and (v) 1718 North Home Street, Mishawaka, Indiana.

         "SELLER NOTE" has the meaning set forth in Section 3.2(a)(iii).

         "SELLER SHARES" has the meaning set forth in Section 3.2(a)(ii).

         "SELLER WELFARE PLANS" has the meaning set forth in Section 11.2(d).

         "SELLERS' ACCOUNTANTS" has the meaning set forth in Section 3.3(d).

         "SELLERS' KNOWLEDGE" means the actual knowledge of Terry McCormack, John Washbish, Harry Whited, Richard Westerhide, Tom Madden and Patrick Manning and, for the purposes of Section 5.19, Paul Renberg.

         "SHARE OWNERSHIP AGREEMENT" means the Share Ownership Agreement by and between Buyer and the Seller Designee, substantially in the form of Exhibit R hereto.

         "SITE ASSESSMENT ENVIRONMENTAL LIABILITIES" has the meaning set forth in Section 8.1.

          "SPECIFIED ACCOUNTING PRINCIPLES" means the Specified Accounting Principles set forth in Exhibit S hereto as the same may be amended in accordance with Article III.

         "SUBORDINATION AGREEMENT" means the Subordination Agreement by and among Dana, Buyer and Buyer's Lender, substantially in the form of Exhibit T hereto.

         "SUBSIDIARIES" means any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are at the time owned, directly or indirectly, by such Person, by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "SUPPLY AGREEMENTS" means (i) the Beck-Arnley Supply Agreement, substantially in the form of Exhibit U hereto and (ii) the Canadian Supply and Distribution Agreement, substantially in the form of Exhibit V hereto.

         "SURVEYS" has the meaning set forth in Section 9.3(f).

         "TAX" or "TAXES" means any and all domestic or foreign federal, state or local income, franchise, business, occupation, sales/use, manufacturer's excise, payroll, withholding, Federal Insurance Contributions Act and employment and unemployment taxes, personal and real property taxes and all other taxes or charges (including all interest, penalties and additions to tax) measured, assessed, levied, imposed or collected by any Governmental Authority, including any such taxes or other charges the payment of which has been deferred.

         "TAX RETURNS" means all Tax returns (including information returns) and reports that are or were required to be filed by, or with respect to, the EMG Business or its income, properties or operations.

         "TITLE COMMITMENTS" means the commitments for title insurance listed on Schedule A-3.

         "TITLE COMPANY" has the meaning set forth in Section 9.3(e).

         "TRADE PAYABLES" has the meaning set forth in Section 2.1(c).

         "TRANSFER NOTICE" has the meaning set forth in Section 7.23.

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 11.1.

         "TRANSITION SERVICES AGREEMENTS" means the Buyer Transition Services Agreement by and between Dana and Buyer, substantially in the form of Exhibit W hereto, and the Sellers Transition Services Agreement, substantially in the form of Exhibit X hereto.

         "WARN ACT" has the meaning set forth in Section 11.4.